UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Black Hills Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BLACK HILLS CORPORATION

Notice of 2022
Annual Meeting of Shareholders
and Proxy Statement

(This page left blank intentionally.)

BLACK HILLS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

WHEN:	WHERE:

Horizon Point
Tuesday, April 26, 2022	Company’s Corporate Headquarters
9:30 a.m., local time	7001 Mount Rushmore Road
Rapid City, South Dakota 57702

We are pleased to invite you to attend the annual meeting of shareholders of Black Hills Corporation.

In the event it is not possible to attend our annual meeting in person, we encourage you to listen to the webcast of the meeting online at https://blackhillsenergy.zoom.us/j/94414466894. Please note, if you attend online, you will not be able to vote your shares or submit questions. Accordingly, it is important that you vote your shares as instructed below.

Proposals:

1.Election of three directors in Class I: Kathleen S. McAllister, Robert P. Otto, and Mark A. Schober.
2.Ratification of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2022.
3.Adoption of an advisory, non-binding resolution to approve our executive compensation.
4.Approval of the Black Hills Corporation Amended and Restated 2015 Omnibus Incentive Plan.
5.Any other business that properly comes before the annual meeting.

Record Date:

The Board of Directors set March 7, 2022 as the record date for the meeting. This means that our shareholders as of the close of business on that date are entitled to receive this notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

How to Vote:

Your vote is very important. You may vote your shares by telephone, by the Internet or by returning the enclosed proxy. If you own shares of common stock other than the shares shown on the enclosed proxy, you will receive a proxy in a separate envelope for each such holding. Please vote each proxy received. To make sure that your vote is counted if voting by mail, you should allow enough time for the postal service to deliver your proxy before the meeting.

Sincerely,

/s/ AMY K. KOENIG
Amy K. Koenig
Vice President - Governance, Corporate Secretary and Deputy General Counsel

PROXY SUMMARY

BLACK HILLS CORPORATION OVERVIEW

We are a customer-focused energy solution provider that invests in our communities’ safety, sustainability and growth with a mission of Improving Life with Energy and a vision to be the Energy Partner of Choice. The Company’s core mission – and our primary focus – is to provide safe, reliable and cost-effective electric and natural gas service to 1.3 million utility customers in over 800 communities in eight states, including Arkansas, Colorado, Iowa, Kansas, Montana, Nebraska, South Dakota and Wyoming.

Items of Business to be Considered at the Annual Meeting

Proposal		Board Recommendation	Page
1	Election of Directors	☑ FOR each Director Nominee	6
2	Ratification of Deloitte & Touche LLP to Serve as Independent Registered Public Accounting Firm for 2022	☑ FOR	22
3	Advisory Non-Binding Resolution to Approve Executive Compensation	☑ FOR	25
4	Approval of the Black Hills Corporation Amended and Restated 2015 Omnibus Incentive Plan	☑ FOR	52

BOARD OF DIRECTORS

Director Nominees

Our Board of Directors is committed to oversight that promotes the long-term interests of our shareholders and other stakeholders. We believe this is best achieved with directors who bring a diverse and relevant set of skills, expertise, experiences and perspectives. Our Board is nominating three individuals for election at this annual meeting. The following table provides summary information about the nominees:

Name	Age	Director Since	Independent	Committee Membership	Other Public Boards
Kathleen S. McAllister	57	2019	X	Audit	Hoegh LNG Partners LP TMC The Metals Company Inc.
Robert P. Otto	62	2017	X	Audit	None
Mark A. Schober	66	2015	X	Audit (Chair)	None

Proxy Summary ‖ 1

Director Skills and Demographics

	Evans	Granger	Jensen	McAllister	Mills	Otto	Prochazka	Roberts	Schober	Taylor	Vering
Skills and Experience
Business Operations	X	X	X	X	X		X	X		X	X
Customer Service	X						X			X
Cybersecurity/Technology				X		X
ESG/Sustainability	X			X				X
Financial Acumen		X	X	X	X	X	X	X	X		X
Government/Regulatory		X				X	X		X	X
Health and Safety	X	X	X	X		X	X	X			X
Human Capital Management/ Compensation			X				X	X		X
Legal/Governance/Compliance	X	X		X
Mergers and Acquisitions			X		X					X
Risk Management	X	X	X	X	X	X	X	X	X	X	X
Strategic Planning	X	X	X	X	X	X	X	X	X	X	X
Utility Industry	X						X		X
Board Tenure
Years	3	1	2	2	10	5	1	10	6	5	16
Age
Years Old	59	62	59	57	66	62	56	69	66	58	72
Gender
Female				X				X		X
Male	X	X	X		X	X	X		X		X
Race/Ethnicity
African American/Black		X
White/Caucasian	X		X	X	X	X	X	X	X	X	X

OUR COMMITMENT TO SUSTAINABILITY

Our mission of Improving Life with Energy means we must be ready to make tomorrow even better than today. That is why we are committed to creating a cleaner energy future which builds upon our responsibility to provide the safe, reliable and cost-effective energy that improves our customers’ lives. By investing in the success of our employees, continually innovating, thoughtfully utilizing resources and keeping people at the core of our decision-making, we are dedicated to the sustainability of our Company, communities and planet.

Environmental, Social and Governance (ESG) Strategy and Oversight

We are continuously strengthening our sustainability strategy. We are building upon our success of delivering cost-effective energy for customers and strong returns for investors by seeking renewable energy growth opportunities, minimizing risk and responding to stakeholders’ evolving expectations. ESG and sustainability are inherently connected throughout our business and our ESG management is structured accordingly. Our Board of Directors oversees ESG, with management leadership from our CEO and executive steering committee, our dedicated department and our cross functional sustainability working group.

Proxy Summary ‖ 2

Responsibly Reducing Greenhouse Gas Emissions

Last year, we announced the following climate goals to reduce greenhouse gas emissions intensity:

Electric Utilities		Natural Gas Utilities
✓	30% by 2020	✓	33% by 2020
â	40% by 2030	â	50% by 2035
â	70% by 2040
* These goals are based on reduction in greenhouse gas emissions intensity since 2005.

We are well on our way to achieving these goals, with a 30 percent reduction - an additional 5 percent reduction since announcing our goal - in electric emissions and a 33 percent reduction in natural gas emissions to date.

Commitment to the Energy Transition

We are proud of our sustainability efforts and continue to pursue initiatives to enable the transition to a cleaner energy future, including:

•We formed, along with several other utilities in the western United States, the Western Markets Exploratory Group. The group plans to identify market solutions that can help achieve carbon reduction goals while supporting reliable, cost-effective service for customers.
•We submitted an integrated resource plan to the regulatory commissions in South Dakota and Wyoming. The preferred options for near-term planning through 2026 propose the following:
◦the conversion of our Neil Simpson II coal-fired power plant to natural gas in 2025;
◦the addition of up to 100 megawatts of new renewable generation; and
◦the consideration of up to 20 megawatts of battery storage.
•We joined Our Nation’s Energy Future, an industry coalition committed to reducing methane emissions to 1% or less of the natural gas value chain.
•We continue to advance our goal to electrify 20 percent of our on-road fleet by 2030.
•Horizon Point, our company headquarters in Rapid City, South Dakota, holds an EPA ENERGY STAR Certification indicating it meets strict energy performance standards set by the EPA.

We will continue executing our strategy of investing in cost-effective renewables and new technologies to further reduce our environmental impact across all states in which we operate, while continuing to deliver safe, reliable and cost effective energy to customers.

For additional information on our commitment to sustainability, you can review the following 2020 ESG reports on our website at www.blackhillsenergy.com/our-company/sustainability:

2020 Corporate Sustainability Report
2020 Edison Electric Institute ESG Disclosure
2020 American Gas Association ESG Disclosure
2020 Natural Gas Sustainability Initiative Disclosure
2020 Sustainability Accounting Standards Board Disclosure

Proxy Summary ‖ 3

EXECUTIVE COMPENSATION

We have an Executive Compensation Philosophy that establishes the framework our Compensation Committee applies in structuring compensation for our executive officers ("Named Executive Officers" or "NEOs"). The components of our executive pay program consist of a base salary, a short-term incentive plan, and long-term incentives. Our executive pay program aligns the interest of our Named Executive Officers with our stakeholders by tying incentive pay to achievement of performance metrics.

CEO Target Pay Mix

Performance Shares: 28%
Base Salary: 22%
Restricted Stock: 28%
Short Term Incentive: 22%

NEOs' Target Pay Mix (Average)

Performance Shares: 20%
Base Salary: 38%
Restricted Stock: 20%
Short Term Incentive: 22%

Variable	78%	Variable	63%
Linked to Share Value	57%	Linked to Share Value	40%
*Percentages may differ from above due to rounding.

The performance measures for our incentive compensation plans are discussed in greater detail on page 28 of the Proxy Statement. We also require our executive officers to hold a significant amount of our common stock (between 3 and 6 times the base salary) to further align their performance with the interest of our shareholders.

Our compensation practices and policies demonstrate the alignment between executive compensation and the interests of our stakeholders. Our shareholders share our confidence in our compensation philosophy as reflected by the support of shareholders owning 98 percent of the shares voted to approve our 2020 executive compensation at last year's annual meeting.

Proxy Summary ‖ 4

BLACK HILLS CORPORATION

7001 Mount Rushmore Road
Rapid City, South Dakota 57702

PROXY STATEMENT

✓
A proxy in the accompanying form is solicited by the Board of Directors of Black Hills Corporation, a South Dakota corporation, to be voted at the annual meeting of our shareholders to be held Tuesday, April 26, 2022, and at any adjournment of the annual meeting.

✓	The enclosed form of proxy, when executed and returned, will be voted as set forth in the proxy. Any shareholder signing a proxy has the power to revoke the proxy in writing, addressed to our secretary, or in person at the meeting at any time before the proxy is exercised.

✓	We will bear all costs of the solicitation. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone, fax, or in person. We have retained Georgeson LLC to assist us in the solicitation of proxies at an anticipated cost of $11,000.00, plus out-of-pocket expenses. Also, we will, upon request, reimburse brokers or other persons holding stock in their names or in the names of their nominees for reasonable expenses in forwarding proxies and proxy materials to the beneficial owners of stock.

✓	This proxy statement and the accompanying form of proxy are to be first mailed on or about March 17, 2022. Our 2021 annual report to shareholders is being mailed to shareholders with this proxy statement.

VOTING RIGHTS AND PRINCIPAL HOLDERS

✓	Only our shareholders of record at the close of business on March 7, 2022 are entitled to vote at the meeting. Our outstanding voting stock as of the record date consisted of 64,831,433 shares of our common stock.

✓	Each outstanding share of our common stock is entitled to one vote. Cumulative voting is permitted in the election of directors in the same class.

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING PROCESS

Who is soliciting my proxy?

The Board of Directors of Black Hills Corporation is soliciting your proxy.

Where and when is the annual meeting?

The annual meeting is at 9:30 a.m., local time, April 26, 2022 at Horizon Point, the Company’s corporate headquarters, 7001 Mount Rushmore Road, Rapid City, South Dakota.

Who can vote?

Holders of our common stock as of the close of business on the record date, March 7, 2022, can vote at our annual meeting. Each share of our common stock has one vote for Proposals 2, 3, and 4. Related to Proposal 1, Election of Directors, cumulative voting is permitted in the election of directors in the same class.

How do I vote?

There are three ways to vote by proxy:

•by calling the toll free telephone number on the enclosed proxy;
•by going to the website identified on the enclosed proxy; or
•by returning the enclosed proxy in the envelope provided.

You may be able to vote by telephone or over the Internet if your shares are held in the name of a bank or broker. If this is the case, you will need to follow their instructions.

What constitutes a quorum?

Shareholders representing at least 50 percent of our common stock issued and outstanding as of the record date must be present at the annual meeting, either in person or by proxy, for there to be a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

What am I voting on and what is the required vote for the proposals to be adopted?

The required vote and method of counting votes for the various business matters to be considered at the annual meeting are described in the table below. If you sign and return your proxy card without indicating your vote, your shares will be voted in accordance with the Board recommendations as set forth below.

Item of Business	Board Recommendation	Voting Approval Standard	Effect of Abstention	Effect of Broker Non-Vote
Proposal 1:	FOR election of each director nominee	The three nominees with the most "FOR" votes are elected to their respective classes.	No effect	No effect
Election of Directors
If a nominee receives more "WITHHOLD AUTHORITY" votes than "FOR" votes, the nominee must submit a resignation for consideration by the Governance Committee and final Board decision.
Proposal 2:	FOR	The votes cast "FOR" must exceed the votes cast "AGAINST".	No effect	Not applicable; broker may vote shares without instruction
Ratification of Appointment of Independent Registered Public Accounting Firm
Proposal 3:	FOR	The votes cast "FOR" must exceed the votes cast "AGAINST".	No effect	No effect
Advisory Vote to Approve Executive Compensation
This advisory vote is not binding on the Board, but the Board will consider the vote results when making future executive compensation decisions.
Proposal 4:	FOR	The majority of votes present in person or represented by proxy and entitled to vote.	No effect	No effect
Approval of the Black Hills Corporation Amended and Restated 2015 Omnibus Incentive Plan

Is cumulative voting permitted for the election of directors?

In the election of directors, you may cumulate your vote. Cumulative voting allows you to allocate among the director nominees in the same class, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of stock, and there are three directors to be elected in a class at the annual meeting, you could allocate 300 “For” votes (three times 100) among as few or as many of the three nominees to be voted on at the annual meeting as you choose.

If you choose to cumulate your votes, you will need to submit a proxy card or a ballot and make an explicit statement of your intent to cumulate your votes, either by indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the annual meeting. If you hold shares beneficially in street name and wish to cumulate votes, you should contact your broker, trustee or nominee.

How will my shares be voted if they are held in a broker’s name?

If you hold your shares through an account with a bank or broker, the bank or broker may vote your shares on some matters even if you do not provide voting instructions. Brokerage firms have the authority under the New York Stock Exchange ("NYSE") rules to vote shares on certain matters (such as the ratification of auditors) when their customers do not provide voting instructions. However, on most other matters when the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that matter and a “broker non-vote” occurs. This means that brokers may not vote your shares on the election of directors, the “say on pay” advisory vote and the vote to approve the Amended and Restated 2015 Omnibus Incentive Plan if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

What should I do now?

You should vote your shares by telephone, over the Internet or by returning your signed and dated proxy card in the enclosed envelope as soon as possible so that your shares will be represented at the annual meeting.

Who will count the vote?

Representatives of our transfer agent, Equiniti Trust Company, will count the votes and serve as judges of the election.

Who conducts the proxy solicitation and how much will it cost?

We are asking for your proxy for the annual meeting and will pay all the costs of asking for shareholder proxies. We have hired Georgeson LLC to help us send out the proxy materials and ask for proxies. Georgeson LLC’s fee for these services is anticipated to be $11,000 plus out-of-pocket expenses. We can ask for proxies through the mail, by telephone or in person. We can use our directors, officers and employees to ask for proxies. These people do not receive additional compensation for these services. We will reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of our common stock.

Can I revoke my proxy?

Yes. You can change your vote in one of four ways at any time before your proxy is used. First, you can enter a new vote by telephone or Internet. Second, you can revoke your proxy by written notice. Third, you can send a later dated proxy changing your vote. Fourth, you can attend the meeting and vote in person.

Who should I call with questions?

If you have questions about the annual meeting, you should call Amy K. Koenig, Vice President - Governance, Corporate Secretary and Deputy General Counsel, at (605) 721-1700.

When are the shareholder proposals due for the 2023 annual meeting?

In order to be considered for inclusion in our proxy materials, you must submit proposals for next year’s annual meeting in writing to our Corporate Secretary at our corporate headquarters at 7001 Mount Rushmore Road, P.O. Box 1400, Rapid City, South Dakota 57709, on or prior to November 17, 2022.

A shareholder who intends to submit a proposal for consideration, but not for inclusion in our proxy materials, must provide written notice to our Corporate Secretary in accordance with Article I, Section 9 of our Bylaws. In general, our Bylaws provide that the written notice must be delivered not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of shareholders. Our 2023 annual meeting is scheduled for April 25, 2023. Ninety days prior to the first anniversary of this date will be January 26, 2023, and 120 days prior to the first anniversary of this date will be December 27, 2022.

PROPOSAL 1	ELECTION OF DIRECTORS

Our Board is nominating three individuals for election as directors at this annual meeting. All of the nominees are currently serving as our directors. In accordance with our Bylaws and Article VI of our Articles of Incorporation, members of our Board of Directors are elected to three classes of staggered terms consisting of three years each, and until their successors are duly elected and qualified. At this annual meeting, three directors will be elected to Class I for a term of three years until our annual meeting in 2025.

Nominees for director at the annual meeting are Kathleen S. McAllister, Robert P. Otto, and Mark A. Schober. Our Bylaws require a minimum of nine directors. The Board has set the size of the Board at 10 directors effective at the annual meeting in connection with one director retirement occurring at that time.

Pursuant to our Bylaws, directors must resign from the Board at the annual meeting after attaining 72 years of age. Accordingly, Mr. Vering, who turned 72 in 2021, will resign effective at this annual meeting.

If, at the time of the annual meeting, any nominees are unable to stand for election, the Board of Directors may designate a substitute or reduce the number of directors to no less than nine. In that case, shares represented by proxies may be voted for a substitute director nominated by the Board. We do not expect that any nominee will be unavailable or unable to serve.

The Board and the Governance Committee believe that the combination of the various qualifications, skills and experiences of the directors contribute to an effective and well-functioning Board, and that, individually and as a whole, the directors possess the necessary qualifications to provide effective oversight of the business and quality advice to the Company’s management. Included in each director’s biography below is an assessment of the specific qualifications, attributes, skills and experience that have led to the conclusion that each individual should serve as a director in light of our current business and structure.

The Board of Directors recommends a vote FOR the election of the following nominees:

Director Nominee	Class	Year Term Expiring
Kathleen S. McAllister	I	2025
Robert P. Otto	I	2025
Mark A. Schober	I	2025

DIRECTOR SKILLS AND EXPERIENCE

Linden R. Evans	Outside Directorships:
President and Chief Executive Officer of the Company	None
Director since: 2018
Director Class: III, term expiring in 2024
Age: 59
Summary:
Mr. Evans has been President and Chief Executive Officer of the Company since January 1, 2019. He previously served as President and Chief Operating Officer from 2016 to 2018, and President and Chief Operating Officer – Utilities from 2004 to 2015. He began his career with Black Hills Corporation in 2001 as Corporate Counsel. Prior to joining the Company, Mr. Evans was a mining engineer and an attorney specializing in environmental and corporate legal matters.

Skills and Qualifications:
business operations, customer service, ESG/sustainability, health and safety, legal/governance/compliance, risk management, strategic planning, utility industry

Barry M. Granger	Standing Board Committees:
Managing Partner and Co-Founder of B3 Technology Investments	Audit Committee
Director since: 2020
Director Class: III, term expiring in 2024	Outside Directorships:
Age: 62	None
Summary:
Mr. Granger has over 35 years of experience in the chemical, materials and industrial markets. He is the Managing Partner of B3 Technology Investments, a consulting firm he founded in 2018. He held roles as Vice President of Government Marketing and Government Affairs at DuPont from 2010 to 2017 and Vice President and General Manager, Tyvek® from 2007 to 2010. Early in his career, he served as the Executive Assistant to the Chairman and CEO of DuPont. He has held a variety of leadership positions with increasing responsibilities in operations, product management, sales and marketing.

Skills and Qualifications:
business operations, financial acumen, government/regulatory, health and safety, legal/governance/compliance, risk management, strategic planning

Tony A. Jensen	Standing Board Committees:
Retired Director, President and Chief Executive Officer of Royal Gold, Inc.	Compensation Committee
Director since: 2019
Director Class: III, term expiring in 2024	Outside Directorships:
Age: 59	None
Summary:
Mr. Jensen has over 35 years of experience in the mining and mining finance industries. From 2003 until his retirement in 2019, Mr. Jensen served in several leadership roles at Royal Gold, Inc., a public precious metals company, including Director, President and Chief Executive Officer from 2006 to 2019, and Chief Operating Officer from 2003 to 2006. Prior to 2003, he held progressively more responsible roles in engineering, finance, strategic growth, safety, environmental excellence, and operational efficiency.

Skills and Qualifications:
business operations, financial acumen, health and safety, human capital management/compensation, mergers and acquisitions, risk management, strategic planning

Kathleen S. McAllister	Standing Board Committees:
Retired Director, President and Chief Executive Officer of Transocean Partners LLC	Audit Committee
Director since: 2019
Director Nominee Class: I, term expiring in 2025	Outside Directorships:
Age: 57	Hoegh LNG Partners LP (since 2017) TMC The Metals Company Inc. (since 2022)
Summary:
Ms. McAllister has over 30 years of experience in diverse leadership roles with global, capital intensive companies in the energy value chain. She served as Director, President and Chief Executive Officer from 2014 to 2016 and as Chief Financial Officer in 2016 of Transocean Partners LLC, an international provider of offshore contract drilling services for oil and gas wells. She held the roles of Vice President and Treasurer from 2011 to 2014 of Transocean Ltd. Prior to 2011, she served in roles with increasing responsibility in finance, information technology, tax and treasury. Ms. McAllister is a National Association of Corporate Directors Board Fellow and a Certified Public Accountant. She is a Board Member of Hoegh LNG Partners LP and TMC The Metals Company Inc., and was previously a Board Member of Maersk Drilling (2017 to 2019), where she chaired the Audit and Risk Committee.

Skills and Qualifications:
business operations, cybersecurity/technology, ESG/sustainability, financial acumen, health and safety, legal/governance/compliance, risk management, strategic planning

Steven R. Mills	Standing Board Committees:
Chairman of the Board Retired Public Company Financial Executive	Governance Committee
Director since: 2011
Director Class: III, term expiring in 2024	Outside Directorships:
Age: 66	Amyris, Inc. (since 2018)
Summary:
Mr. Mills has more than 40 years of experience in the fields of accounting, corporate finance, strategic planning, risk management, and mergers and acquisitions. He is a member of the Board of Directors of Amyris, Inc., a renewable products company, where he serves as Chair of the Audit Committee and as a member of the Leadership, Development, Inclusion and Compensation Committee. Mr. Mills is also a consultant and advisor to Arianna S.A., a European-based specialized investment fund. Previously, Mr. Mills served as Chief Financial Officer of Amyris, Inc. from 2012 to 2013. Prior to joining Amyris, he had a 33-year career at Archer Daniels Midland Company, one of the world’s largest agricultural processors and food ingredient providers, where he held various senior executive roles, including Senior Executive Vice President Performance and Growth, Chief Financial Officer, Controller, and Senior Vice President Strategic Planning.

Skills and Qualifications:
financial acumen, mergers and acquisitions, risk management, strategic planning

Robert P. Otto	Standing Board Committees:
Owner of Bob Otto Consulting LLC	Audit Committee
Director since: 2017
Director Nominee Class: I, term expiring in 2025	Outside Directorships:
Age: 62	None
Summary:
Since 2017, Mr. Otto has provided strategic planning and advisory services in cybersecurity and intelligence. With 34 years of U.S. Air Force service, he served as a general officer from 2008 to 2016, culminating as lieutenant general and the Deputy Chief of Staff for Intelligence. He was directly responsible for intelligence policy, planning, implementation, oversight, and leadership of a 27,000-person workforce.

Skills and Qualifications:
cybersecurity/technology, financial acumen, risk management, strategic planning

Scott M. Prochazka	Standing Board Committees:
Former Board Member, President and Chief Executive Officer of CenterPoint Energy	Compensation Committee
Director since: 2020
Director Class: II, term expiring in 2023	Outside Directorships:
Age: 56	Peridot Acquisition Corp. II (since January 2021) Li-Cycle Holdings Corp. (since August 2021)
Summary:
Mr. Prochazka served as Board Member, President and Chief Executive Officer of CenterPoint Energy, a public energy delivery company with electric transmission and distribution, power generation and natural gas distribution operations, from 2014 until his retirement in 2020. Prior to that he was Chief Operating Officer from 2012 to 2013, Senior Vice President of Electric Business from 2011 to 2012, and Vice President of Gas Business Unit from 2009 to 2011. He held other management positions including Vice President Customer Care and Support Services and Vice President Texas Gas Region. Before his time at CenterPoint Energy, Mr. Prochazka held roles of increasing responsibility at Dow Chemical. Mr. Prochazka was a Board Member of Enable Midstream Partners, LP from 2014 through 2020, and Chairman from 2015 through 2017. Mr. Prochazka was previously a Board Member of Peridot Acquisition Corporation where he served on the Audit and Compensation Committees. He was recently appointed to the Board of Directors of Peridot Acquisition Corp. II where he serves on the Audit and Compensation Committees, and Li-Cycle Holdings Corp.(successor to Peridot Acquisition Corporation) where he chairs the Audit Committee and serves on the Health, Safety, Environmental, Quality & Technical Committee.

Skills and Qualifications:
business operations, customer service, financial acumen, government/regulatory, health and safety, human capital management/compensation, risk management, strategic planning, utility industry

Rebecca B. Roberts	Standing Board Committees:
Retired President of Chevron Pipe Line Company	Compensation Committee Governance Committee (Chair)
Director since: 2011
Director Class: II, term expiring in 2023	Outside Directorships:
Age: 69	AbbVie, Inc. (since 2018) MSA Safety, Inc. (since 2013)
Summary:
Ms. Roberts has over 35 years of experience in the energy industry, including managing pipelines in North America and global pipeline projects, and managing a portfolio of power plants in the United States, Asia, and the Middle East. From 2006 until her retirement in 2011, Ms. Roberts served as the President of Chevron Pipe Line Company, a pipeline company transporting crude oil, refined petroleum products, liquefied petroleum gas, natural gas, and chemicals within the United States. From 2003 until 2006, she was the President of Chevron Global Power Generation. She has also served on the Board of Enbridge, Inc., from 2015 to 2018. Ms. Roberts is a member of the Board of Directors of Abbvie, Inc. and MSA Safety, Inc., where she serves as the Chair of the Compensation Committee.

Skills and Qualifications:
business operations, ESG/sustainability, financial acumen, health and safety, human capital management/compensation, risk management, strategic planning

Mark A. Schober	Standing Board Committees:
Retired Senior Vice President and Chief Financial Officer of ALLETE, Inc.	Audit Committee (Chair)
Director since: 2015
Director Nominee Class: I, term expiring in 2025	Outside Directorships:
Age: 66	None
Summary:
Mr. Schober has more than 35 years of experience in the utility and energy industry. Beginning in 2006 and concluding with his retirement in 2014, Mr. Schober served as the Senior Vice President and Chief Financial Officer of ALLETE, Inc. His extensive industry experience in the upper Midwest provides expertise in the regulated business model and the unique challenges of the geographic and regulatory environment in which we operate.

Skills and Qualifications:
financial acumen, government/regulatory, risk management, strategic planning, utility industry

Teresa A. Taylor	Standing Board Committees:
Chief Executive Officer of Blue Valley Advisors, LLC	Compensation Committee (Chair) Governance Committee
Director since: 2016
Director Class: II, term expiring in 2023	Outside Directorships:
Age: 58	T-Mobile USA, Inc. (since 2013)
Summary:
Ms. Taylor has over 30 years of experience in technology, media, and the telecom sectors. She has been the Chief Executive Officer of Blue Valley Advisors, LLC, a consulting firm that she founded, since 2011. She was the Chief Operating Officer of Qwest Communications, Inc., a telecommunications carrier, from 2009 to 2011, where she led the daily operations and a senior management team responsible for 30,000 employees in field support, technical development, sales, marketing, customer support and information technology systems. She is a member of the Board of Directors of T-Mobile USA, Inc. She previously served on the Board of NiSource, a public utility company from 2012 to 2015, Columbia Pipeline Group, Inc. from 2015 to 2016, and First Interstate BancSystem, Inc. from 2012 to 2020.
Skills and Qualifications:
business operations, customer service, cybersecurity/technology, human capital management/compensation, risk management, strategic planning

John B. Vering	Standing Board Committees:
Partner of Vering Feed Yards LLC Retired Managing Director of Lone Mountain Investments, Inc.	Audit Committee Governance Committee
Director since: 2005
Director Class: II, term expiring in 2023	Outside Directorships:
Age: 72	None
Summary:
Mr. Vering has over 30 years of experience in the oil and gas industry, including direct operating experience in oil and gas transportation and marketing. From 2002 until his retirement in 2019, Mr. Vering was the Managing Director of Lone Mountain Investments, Inc., an oil and gas investment firm. Prior to this role, Mr. Vering had a 23-year career with Union Pacific Resource Company in several positions of increasing responsibility including Vice President of Canadian Operations. Mr. Vering has been a partner in Vering Feed Yards, LLC, a privately-owned agricultural company, since 2010.

Skills and Qualifications:
business operations, financial acumen, health and safety, risk management, strategic planning

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted “Corporate Governance Guidelines of the Board of Directors,” which guide the operation of our Board and assist the Board in fulfilling its obligations to shareholders and other constituencies. The guidelines lay the foundation for the Board’s responsibilities, operations, leadership, organization and committee matters. The Governance Committee reviews the guidelines annually, and the guidelines may be amended at any time, upon recommendation by the Governance Committee and approval of the Board. These guidelines can be found in the “Governance” section of our website (www.blackhillscorp.com/investor-relations/corporate-governance).

Board Leadership Structure

Following the May 1, 2020 retirement of our former Executive Board Chairman David R. Emery, Steven R. Mills, an independent director, was appointed Chairman of the Board. As Chairman, Mr. Mills leads our Board in the performance of its duties by working with the CEO to establish meeting agendas, facilitating board meetings and executive sessions, and collaborating with the Board to annually evaluate the performance of the CEO.

As provided in our Corporate Governance Guidelines, the Board does not have a policy on whether or not the roles of Chairman and CEO should be separate or combined. The Governance Committee annually reviews the appropriate leadership structure for the Company and recommends a Chairman for Board approval. While our Bylaws and Corporate Governance Guidelines do not require that our Chairman and CEO positions be held by separate individuals, the Board of Directors believes that having separate positions and having an independent director serve as Chairman is the appropriate leadership structure for the Company at this time.

Risk Oversight

Our Board oversees an enterprise risk management ("ERM") approach to risk management that supports our operational and strategic objectives. It fulfills its oversight responsibilities through receipt of quarterly reports from management regarding material risks involving strategic planning and execution, operations, physical and cybersecurity, environmental, social and governance ("ESG"), financial, legal, safety, regulatory, and human resources risks. While our full Board retains responsibility for risk oversight, it delegates oversight of certain risk considerations to its committees within each of their respective areas of responsibility as defined in the charter for each committee.

Our management is responsible for day-to-day risk management and operates under our ERM program that addresses enterprise risks. The ERM program includes practices to identify risks, assess the impact and likelihood of occurrence, and develop action plans to prevent the occurrence or mitigate the impact of the risk. The ERM program includes regular reporting to our senior management team, quarterly reporting to our Board of Directors, and monitoring and testing by the Risk Management, Compliance and Internal Audit groups.

Sustainability Oversight

We are committed to creating a cleaner energy future that builds upon our responsibility to provide the safe, reliable and economic energy that improves our customers' lives. The Board oversees management's execution of our sustainability objectives and receives quarterly updates from management regarding sustainability matters. Under the oversight of the Board, we published our 2020 Corporate Sustainability Report in the third quarter of 2021. In addition to highlighting numerous ESG initiatives underway, the Report showcased the Company's progress on its greenhouse gas emissions intensity reduction goals of 40% by 2030 and 70% by 2040 for our electric utilities and 50% by 2035 for our natural gas utilities (as compared to 2005). Also in the third quarter, we issued updated Edison Electric Institute and American Gas Association ESG disclosures, Natural Gas Sustainability Initiative (NGSI) disclosures, and Sustainability Accounting Standards Board (SASB) disclosures.

Cyber and Physical Security Oversight

Our Board retains oversight of cyber and physical security. Our Chief Information Officer provides the Board quarterly reports that summarize material security risks and the measures that have been put in place to mitigate the associated risks. These reports address a variety of topics including updates on strategic initiatives, industry trends, threat vulnerability assessments, and efforts to prevent, detect and respond to internal and external critical threats.

Human Capital Management Oversight

Primary responsibility for oversight of human capital management rests with our Compensation Committee. As part of its oversight, the Committee reviews regular reports from management regarding diversity and inclusion, pay equity, strategic workforce planning, talent retention, employee benefits programs, and employee engagement.

Succession Planning Oversight

Our Board is actively engaged in succession planning for our key executive positions to ensure a strong bench of future leaders. To assist the Board, our CEO and our Senior Vice President - Chief Human Resources Officer perform talent reviews and discuss succession planning and leadership development. Semi-annually, their assessment of senior executive talent, including potential of such talent to succeed our CEO or other executive officers, readiness for succession and development opportunities are presented to our Board.

Director Nominees

The Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the Governance Committee considers various potential candidates for director. Board candidates are considered based upon various criteria, including diversity of gender, race and ethnicity; business, administrative and professional skills or experiences; an understanding of relevant industries, technologies and markets; financial literacy; independence status; the ability and willingness to contribute time and special competence to Board activities; personal integrity and independent judgment; and a commitment to enhancing shareholder value. The Governance Committee considers these and other factors as it deems appropriate, given the needs of the Board.

Our goal is a diverse, talented, and highly engaged Board, with members whose skills, background and experience are complementary and, together, cover the spectrum of areas that impact our business currently and in the future. The Governance Committee considers candidates for Board membership suggested by a variety of sources, including current or past Board members, the use of third-party executive search firms, members of management, and shareholders. Any shareholder may make recommendations for consideration by the Governance Committee for membership on the Board by sending a written statement of the qualifications of the recommended individual to the Corporate Secretary. The Committee evaluates all director candidates in the same manner using the same criteria regardless of who recommends them.

Shareholders who intend to nominate persons for election to the Board of Directors must provide timely written notice of the nomination in accordance with Article I, Section 9 of our Bylaws. Generally, our Corporate Secretary must receive the written notice at our executive offices at 7001 Mount Rushmore Road, P.O. Box 1400, Rapid City, South Dakota 57709, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. For the 2023 shareholder meeting, those dates are January 26, 2023 and December 27, 2022. The notice must include at a minimum the information set forth in Article I, Section 9 of our Bylaws, including the shareholder’s identity, contingent ownership interests, description of any agreement made with others acting in concert with respect to the nomination, specific information about the nominee and certain representations by the nominee to us.

Board Independence

In accordance with NYSE rules, the Board of Directors through its Governance Committee, affirmatively determines the independence of each director and director nominee in accordance with guidelines it has adopted, which include all elements of independence set forth in the NYSE listing standards. These guidelines are contained in our Policy for Director Independence, which can be found in the "Governance" section of our website (www.blackhillscorp.com/investor-relations/corporate-governance). Based on these standards, the Governance Committee determined that each of the following non-employee directors is independent and has no relationship with us, except as a director and shareholder: Barry M. Granger, Tony A. Jensen, Kathleen S. McAllister, Steven R. Mills, Robert P. Otto, Scott M. Prochazka, Rebecca B. Roberts, Mark A. Schober, Teresa A. Taylor, and John B. Vering. In addition, based upon these standards, the Governance Committee determined that Mr. Evans is not independent because he is an officer of the Company.

Director Resignation Policies

The Corporate Governance Guidelines require members of the Board to submit a letter of resignation for consideration by the Board in certain circumstances. The Guidelines include a plurality plus voting policy. Pursuant to the policy, any nominee for election as a director in an uncontested election who receives a greater number of votes “Withheld” from his or her election than votes “For” his or her election will promptly tender his or her resignation as a director to the Chairman of the Board following certification of the election results. Broker non-votes will not be deemed to be votes “For” or “Withheld” from a director’s election for purposes of the policy. The Governance Committee (without the participation of the affected director) will consider each resignation tendered under the policy and recommend to the Board whether to accept or reject it. The Board will then take the appropriate action on each tendered resignation, taking into account the Governance Committee’s recommendation. The Governance Committee in making its recommendation, and the Board in making its decision, may consider any factors or other information that it considers appropriate, including the reasons why the Governance Committee believes shareholders “Withheld” votes for election from such director and any other circumstances surrounding the “Withheld” votes, any alternatives for curing the underlying cause of the “Withheld” votes, the qualifications of the tendering director, his or her past and expected future contributions to us and the Board, and the overall composition of the Board, including whether accepting the resignation would cause us to fail to meet any applicable SEC or NYSE requirements. The Board will publicly disclose its decision and rationale by filing a Form 8-K with the SEC within 90 days after receipt of the tendered resignation.

The Corporate Governance Guidelines also require members of the Board to tender a letter of resignation in the event of a change in professional responsibilities that may directly or indirectly impact that Board member’s ability to fulfill directorship obligations. The Board is not obligated to accept that resignation. The Governance Committee will review the affected member’s service and qualifications and recommend to the Board the continued appropriateness of Board membership under the circumstances.

Code of Business Conduct and Ethics

The Code of Business Conduct and the Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Corporate Controller, and certain other persons performing similar functions can be found in the “Corporate Governance” section of our website (www.blackhillscorp.com/investor-relations/corporate-governance). We intend to disclose any amendments to, or waivers of, the Code of Ethics on our website. Please note that none of the information contained on our website is incorporated by reference in this proxy statement.

Certain Relationships and Related Party Transactions

We recognize related party transactions can present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interests of us and our shareholders. Accordingly, as a general matter, it is our preference to avoid related party transactions. Nevertheless, we recognize that there are situations where related party transactions may be in, or may not be inconsistent with, the best interests of us and our shareholders, including but not limited to situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to related parties on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. Therefore, our Board of Directors has adopted a policy for the review of related party transactions. This policy requires directors and officers to promptly report to our Vice President - Governance all proposed or existing transactions in which the Company and they, or persons related to them, are parties or participants. Our Vice President - Governance presents those transactions to our Governance Committee. Our Governance Committee reviews the material facts presented and either approves or disapproves entry into the transaction. In reviewing the transaction, the Governance Committee considers the following factors, among other factors it deems appropriate: (i) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; (ii) the extent of the related party’s interest in the transaction; and (iii) the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer. There were no reportable related party transactions in 2021.

Communications with the Board

We value the views and input of our shareholders and believe that fostering productive dialogue with our shareholders contributes to our long-term success. Shareholders and others interested in communicating directly with the Chairman, with the independent directors as a group, or the Board of Directors may do so in writing to the Chairman, Black Hills Corporation, 7001 Mount Rushmore Road, P.O. Box 1400, Rapid City, South Dakota 57709.

MEETINGS AND COMMITTEES OF THE BOARD

THE BOARD OF DIRECTORS

Our Board of Directors held five meetings during 2021. Each regularly scheduled meeting of the Board includes an executive session of only independent directors. We encourage our directors to attend the annual shareholders’ meeting. During 2021, each current director attended at least 75 percent of the combined total of Board meetings and Committee meetings on which the director served. In addition, all directors attended the 2021 annual meeting of shareholders either in person or virtually.

COMMITTEES OF THE BOARD

Our Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. Those standing committees are the Audit Committee, the Compensation Committee and the Governance Committee. Each committee operates under a charter, which is available on our website at www.blackhillscorp.com/investor-relations/corporate-governance and is also available in print to any shareholder who requests it. In addition, our Board creates special committees from time to time for specific purposes. Members of the committees are designated by our Board upon recommendation of the Governance Committee.

Audit Committee	Primary Responsibilities
9 Meetings in 2021	© Assist the Board in fulfilling its oversight responsibility to our shareholders relating to the quality and integrity of our accounting, auditing and financial reporting processes;

Members: Mark A. Schober (Chair) Barry M. Granger Kathleen S. McAllister Robert P. Otto John B. Vering	© Oversee the integrity of our financial statements, financial reporting systems of internal controls and disclosure controls regarding finance, accounting and legal compliance;
© Review areas of potential significant financial risk to us;
© Review consolidated financial statements and disclosures;
© Appoint an independent registered public accounting firm for ratification by our shareholders;
© Monitor the independence and performance of our independent registered public accountants and internal auditing department;
© Pre-approve all audit and non-audit services provided by our independent registered public accountants;
© Review the scope and results of the annual audit, including reports and recommendations of our independent registered public accountants;

© Review the internal audit plan results of internal audit work and our process for monitoring compliance with our Code of Business Conduct and other policies and practices established to ensure compliance with legal and regulatory requirements; and

Independence: 100%
© Periodically meet, in private sessions, with our VP - Internal Audit, Chief Financial Officer, Chief Compliance Officer, other management, and our independent registered public accounting firm.
Committee Report: Page 24 of this Proxy Statement	In accordance with the rules of the NYSE, all of the members of the Audit Committee are financially literate. In addition, the Board determined that Ms. McAllister and Messrs. Schober and Vering have the requisite attributes of an “audit committee financial expert” as provided in regulations promulgated by the SEC, and that such attributes were acquired through relevant education and/or experience.

Compensation Committee	Primary Responsibilities
5 Meetings in 2021 Members: Teresa A. Taylor (Chair) Tony A. Jensen Scott M. Prochazka Rebecca B. Roberts Independence: 100% Committee Report: Page 39 of this Proxy Statement	© Discharge the Board of Directors' responsibilities related to executive and director compensation philosophy, policies and programs;
© Perform functions required of directors in the administration of all federal and state laws and regulations pertaining to executive employment and compensation;
© Consider and recommend for approval by the Board all executive compensation programs including executive benefit programs and stock ownership plans;
© Promote an executive compensation program that supports the overall objective of enhancing shareholder value; and
© Provide oversight of Company diversity and inclusion.
The Compensation Committee has authority under its charter to retain compensation consultants and other advisors as the Committee may deem appropriate in its sole discretion. The Committee engaged Meridian Compensation Partners, LLC (Meridian), an independent consulting firm, to conduct an annual review of our 2021 total compensation program for executive officers. The Committee reviewed the independence of Meridian and the individual representatives of Meridian who served as consultants to the Committee, in accordance with the SEC and NYSE requirements. The Compensation Committee concluded that Meridian was independent and Meridian’s performance of services raised no conflict of interest. The Committee’s conclusions were based in part on a report that Meridian provided to the Committee intended to reveal any potential conflicts of interest and a schedule of the type and amount of non-executive compensation services provided by Meridian to the Company. During 2021, the cost of these non-executive compensation services was less than $25,000.

Compensation Committee Interlocks. None of our executive officers serve as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or on our Compensation Committee.

Governance Committee	Primary Responsibilities
4 Meetings in 2021 Members: Rebecca B. Roberts (Chair) Steven R. Mills Teresa A. Taylor John B. Vering Independence: 100%	© Assess the size of the Board and qualifications for Board membership;
© Identify and recommend prospective directors to the Board to fill vacancies;
© Review and evaluate director nominations submitted by shareholders, including reviewing the qualifications and independence of shareholder nominees;
© Consider and recommend existing Board members to be renominated at our annual meeting of shareholders;
© Consider the resignation of an incumbent director who makes a principal occupation change (including retirement) or who receives a greater number of votes "Withheld" than votes "For" in an uncontested election of directors and recommend to the Board whether to accept or reject the resignation;

© Establish and review guidelines for corporate governance;
© Recommend to the Board for approval committee membership and chairs of the committees;
© Recommend to the Board for approval a Chairman or an independent director to serve as a Lead Director;
© Review the independence of each director and director nominee;
© Administer an annual evaluation of the performance of the Board and each Committee and a biennial evaluation of each individual director;
© Ensure that the Board oversees the evaluation and succession planning of management; and
© Oversee the reporting framework the Company utilizes to track and monitor progress associated with ESG activities.

DIRECTOR COMPENSATION

DIRECTOR FEES

Compensation to our non-employee directors consists of cash retainers for Board members, Committee members, the Board Chairman and Committee Chairs. In addition, through 2021, the Board members received their equity compensation in the form of common stock equivalents that are deferred until after they leave the Board. Effective January 1, 2022, the Board adopted a new Non-Employee Director Equity Compensation Plan that provides equity compensation to our Board members in the form of restricted stock units. For the period of January 1, 2022 through April 30, 2022, the Board members received a pro rata amount of equity compensation in the form of restricted stock units. Under the new Plan, beginning with the 2022 annual meeting, Board members will receive an annual equity award of restricted stock units that will vest at the next annual meeting. Dividend equivalents accrue on the common stock equivalents and the restricted stock units. We do not pay meeting fees.

In setting non-employee director compensation, the Compensation Committee recommends the form and amount of compensation to the Board of Directors, which makes the final determination. In considering and recommending the compensation of non-employee directors, the Compensation Committee considers such factors as it deems appropriate, including historical compensation information, level of compensation necessary to attract and retain non-employee directors meeting our desired qualifications and market data. In the review of director compensation in 2022, Meridian completed a market compensation review of our peer companies' director fees. Based on this review, the cash retainer and equity pay were increased effective May 1, 2022 to more closely align with the median director compensation for our peer utility companies. The fee structure for director fees in 2021 and 2022 are as follows:

	2021 Fees		Fees Effective January 1, 2022		Fees Effective May 1, 2022
	Cash	Common Stock Equivalents	Cash	Restricted Stock Units	Cash	Restricted Stock Units
Board Retainer	$85,000	$105,000	$85,000	$105,000	$95,000	$120,000
Board Chairman	$100,000		$100,000		$100,000
Committee Chair Retainer
Audit Committee	$15,000		$15,000		$15,000
Compensation Committee	$12,500		$12,500		$12,500
Governance Committee	$10,000		$10,000		$10,000
Committee Member Retainer
Audit Committee	$10,000		$10,000		$10,000
Compensation Committee	$7,500		$7,500		$7,500
Governance Committee	$7,500		$7,500		$7,500

DIRECTOR COMPENSATION FOR 2021 AND COMMON STOCK EQUIVALENTS OUTSTANDING AS OF DECEMBER 31, 2021(1)

Name(2)	Fees Earned or Paid in Cash	Stock Awards(3)	Total	Number of Common Stock Equivalents Outstanding at December 31, 2021(4)
Barry M. Granger	$91,667	$105,000	$196,667	2,147
Tony A. Jensen	$92,500	$105,000	$197,500	10,057
Michael H. Madison(5)	$33,333	$35,000	$68,333	—
Kathleen A. McAllister	$95,000	$105,000	$200,000	8,440
Steven R. Mills	$195,833	$105,000	$300,833	36,702
Robert P. Otto	$95,000	$105,000	$200,000	11,146
Scott M. Prochazka	$90,000	$105,000	$195,000	2,147
Rebecca B. Roberts	$110,000	$105,000	$215,000	24,505
Mark A. Schober	$110,000	$105,000	$215,000	15,660
Teresa A. Taylor	$110,000	$105,000	$215,000	11,065
John B. Vering	$102,500	$105,000	$207,500	44,574
_______________
(1)    Our directors did not receive any stock option awards, non-equity incentive plan compensation, pension benefits or perquisites in 2021 and did not have any stock options outstanding at December 31, 2021.

(2)    Mr. Evans, our President and CEO, is not included in this table because he is our employee and thus receives no compensation for his services as director. Mr. Evans’ compensation received as an employee is shown in the Summary Compensation Table for our Named Executive Officers.

(3)Each non-employee director received a quarterly award of common stock equivalents with a grant date fair value of $26,250 per quarter, equivalent to $105,000 per year. The grant date fair value of a common stock equivalent is the closing price of a share of our common stock on the grant date.

(4)The common stock equivalents are fully vested in that they are not subject to forfeiture; however, the shares are not issued until after the director ends his or her service on the Board. The common stock equivalents are payable in stock or cash or can be deferred further at the election of the director.

(5)     Mr. Madison's retirement from our Board of Directors was effective at our 2021 Annual Meeting.

DIRECTOR STOCK OWNERSHIP GUIDELINES

Each member of our Board of Directors is required to hold shares of common stock, common stock equivalents, or restricted stock units equal to five times the annual cash Board retainer. Currently, all of our directors have met the stock ownership guideline except for Messrs. Granger and Prochazka, who have been on the Board for less than two years.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of our common stock as of February 14, 2022 for each director, each executive officer named in the Summary Compensation Table, all of our directors and executive officers as a group and each person known by us to beneficially own more than five percent of our outstanding shares of common stock. Beneficial ownership includes shares a director or executive officer has or shares the power to vote or transfer. There were no stock options outstanding for any of our directors or executive officers as of February 14, 2022.

Except as otherwise indicated by footnote below, we believe that each individual named has sole investment and voting power with respect to the shares of common stock indicated as beneficially owned by that individual.

Name of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned(2)	Directors Common Stock Equivalents(3)	Total	Percentage
Outside Directors
Barry M. Granger	681	1,962	2,643	*
Tony A. Jensen	6,981	3,572	10,553	*
Kathleen S. McAllister	5,365	3,572	8,937	*
Steven R. Mills	18,623	18,575	37,198	*
Robert P. Otto	3,437	8,206	11,643	*
Scott M. Prochazka	681	1,962	2,643	*
Rebecca B. Roberts	5,302	19,699	25,001	*
Mark A. Schober	5,632	10,525	16,157	*
Teresa A. Taylor	2,834	8,727	11,561	*
John B. Vering	11,592	33,479	45,071	*

Named Executive Officers
Linden R. Evans	145,949	—	145,949	*
Brian G. Iverson	37,559	—	37,559	*
Erik D. Keller	7,200	—	7,200	*
Richard W. Kinzley	54,014	—	54,014	*
Stuart A. Wevik	24,387	—	24,387	*
All directors and executive officers as a group (16 persons)	348,772	110,279	459,051	*
_______________
*    Represents less than one percent of the common stock outstanding.

(1)    Beneficial ownership means the sole or shared power to vote, or to direct the voting of, a security or investment power with respect to a security.

(2)    Includes restricted stock held by the following executive officers for which they have voting power but not investment power: Mr. Evans - 29,203 shares; Mr. Iverson - 7,131 shares; Mr. Keller - 6,714 shares; Mr. Kinzley - 8,245 shares; Mr. Wevik - 3,865 shares and all directors and executive officers as a group 60,118 shares.

(3)    Represents common stock allocated to the directors’ accounts prior to January 1, 2022, under our former directors’ stock-based compensation plan, of which there are no voting rights, and restricted stock units.

PRINCIPAL SHAREHOLDERS

Set forth in the table below is information about the number of shares held by persons we know to be the beneficial owners of more than 5% of the issued and outstanding Common Stock:

Name and Address	Shares of Common Stock Beneficially Owned	Percentage

BlackRock, Inc.(1)	9,242,515	14.5
55 East 52nd Street
New York, NY 10055

The Vanguard Group Inc.(2)	6,535,371	10.2
100 Vanguard Blvd.
Malvern, PA 19355

State Street Corporation(3)	5,220,662	8.2
State Street Financial Center
One Lincoln Street
Boston, MA 02111
_______________
(1)    Information is as of December 31, 2021, and is based on a Schedule 13G/A filed on January 28, 2022. BlackRock, Inc. has sole voting power with respect to 8,873,032 shares and sole investment power with respect to 9,242,515 shares.

(2)    Information is as of December 31, 2021, and is based on a Schedule 13G/A filed on February 9, 2022. The Vanguard Group Inc. has shared voting power with respect to 80,186 shares and sole investment power with respect to 6,403,738 shares.

(3)    Information is as of December 31, 2021, and is based on a Schedule 13G filed on February 10, 2022. State Street Corporation has shared voting power with respect to 5,052,473 shares and shared investment power with respect to 5,220,662 shares.

PROPOSAL 2	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Deloitte & Touche LLP, independent registered public accountants, conducted the audit of Black Hills Corporation and its subsidiaries for 2021. Representatives of Deloitte & Touche LLP will be present at our annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Our Audit Committee has appointed Deloitte & Touche LLP to perform an audit of our consolidated financial statements and those of our subsidiaries for 2022 and to render their reports. In determining whether to recommend to the full Board the reappointment of Deloitte & Touche LLP as our independent auditor, the Audit Committee considered the following:

•Technical expertise and knowledge of the Company’s business and industry
•The quality and candor of communications with the Audit Committee
•Deloitte & Touche LLP’s independence
•Public Company Accounting Oversight Board inspection reports on the firm
•Input from management on Deloitte & Touche LLP’s performance, objectivity and professional judgment
•The appropriateness of fees for audit and non-audit services

The Board of Directors recommends ratification of the Audit Committee’s appointment of Deloitte & Touche LLP. The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022 will be ratified if the votes cast “For” exceed the votes cast “Against.” Abstentions will have no effect on such vote. If shareholder approval for the appointment of Deloitte & Touche LLP is not obtained, the Audit Committee will reconsider the appointment.

The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2022.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following charts set forth the aggregate fees for services provided to us for the years ended December 31, 2021 and 2020 by our independent registered public accounting firm, Deloitte & Touche LLP:

Audit Fees
Fees for professional services rendered for the audits of our financial statements, review of the interim financial statements included in quarterly reports, opinions on the effectiveness of our internal control over financial reporting, and services that generally only the independent auditor can reasonably provide, such as comfort letters, statutory audits, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees
Fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits.

Tax Compliance Fees
Fees for services related to federal and state tax compliance planning and advice and preparation of tax returns.

Tax Planning and Advisory Fees
Fees for planning and advisory services primarily related to partnership restructuring and jurisdictional simplification and consolidation related to prior acquisitions.

The services performed by Deloitte & Touche LLP were pre-approved in accordance with the Audit Committee’s pre-approval policy whereby the Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accountants. The Audit Committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related, tax and other services, for the upcoming or current year, subject to a specified cost level. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities to shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements regarding financial reporting, the independent auditors’ qualifications and independence, and the performance of the Company’s internal and independent auditors.

Management has the primary responsibility for the completeness and accuracy of the Company’s financial statements and disclosures, the financial reporting process, and the effectiveness of the Company’s internal control over financial reporting.

Our independent auditors, Deloitte & Touche LLP, are responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States.

In fulfilling its oversight responsibilities for 2021, the Audit Committee, among other things:

•Reviewed and discussed the audited financial information contained in the Annual Report on Form 10-K with management and our independent auditors prior to public release.
•Reviewed and discussed with our independent auditors their judgments as to the quality, not just the acceptability, of our critical accounting principles and estimates and all other communications required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
•Reviewed and discussed with management, our internal auditors and our independent auditors management’s report on internal control over financial reporting, including the significance and status of control deficiencies identified by management and the results of remediation efforts undertaken, to determine the effectiveness of internal control over financial reporting at December 31, 2021.
•Reviewed with our independent auditors their report on the Company’s internal control over financial reporting at December 31, 2021, including the basis for their conclusions.
•Reviewed and pre-approved all audit and non-audit services and fees provided to the Company by our independent auditors and considered whether the provision of such non-audit services by our independent auditors is compatible with maintaining their independence.
•Discussed with our internal and independent auditors their audit plans, audit scope and identification of audit risks and reviewed the results of internal audit examinations.
•Reviewed and discussed the interim financial information contained in each quarterly earnings announcement and Quarterly Report on Form 10-Q with management and our independent auditors prior to public release.
•Received and reviewed periodic corporate compliance and financial risk reports, including credit and hedging activity.
•Held private sessions with our independent auditors, Vice President - Internal Audit, Chief Financial Officer and Controller, and Chief Compliance Officer.
•Received the written disclosures and the letter from our independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Committee concerning independence and discussed the independence of Deloitte & Touche LLP with them.
•Concluded Deloitte & Touche LLP is independent based upon the above considerations.
Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC. The Audit Committee also recommended and the Board reappointed Deloitte & Touche LLP as our independent registered public accounting firm for 2022. Shareholders are being asked to ratify that selection at the 2022 Annual Meeting.

THE AUDIT COMMITTEE

Mark A. Schober, Chair
Barry M. Granger
Kathleen S. McAllister
Robert P. Otto
John B. Vering

PROPOSAL 3	ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION

We are providing shareholders with an annual advisory, non-binding vote on the executive compensation of our Named Executive Officers (commonly referred to as “say on pay”). Accordingly, shareholders will vote on approval of the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section, the accompanying compensation tables and the related narrative disclosure in this proxy statement.

This vote is non-binding. The Board of Directors and the Compensation Committee expect to consider the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results. At our 2021 annual meeting, shareholders owning 98 percent of the shares that were voted in this matter approved our executive compensation.

As described at length in the Compensation Discussion and Analysis section of this proxy statement, we believe our executive compensation program is reasonable, competitive and strongly focused on pay for performance. The compensation of our Named Executive Officers varies depending upon the achievement of pre-established performance goals, both individual and corporate. Our short-term incentive is tied to earnings per share, safety performance targets, and employee wellness targets that reward our executives when they deliver targeted financial and safety results. Our long-term incentives are delivered 50 percent in restricted stock and 50 percent in performance shares or performance share units. The performance shares or units vest based upon the level of achievement of certain pre-established performance goals over a three-year performance period. Entitlement to the performance shares or units is based on our total shareholder return over a three-year performance period compared to our Performance Peer Group. Through stock ownership guidelines, equity incentives and clawback provisions, we align the interests of our executives with those of our shareholders and our long-term interests. Our executive compensation policies have enabled us to attract and retain talented and experienced senior executives who can drive financial and strategic growth objectives that are intended to enhance shareholder value. We believe that the 2021 compensation of our Named Executive Officers was appropriate and aligned with our 2021 results and positions us for long-term growth.

Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosures to better understand the compensation of our Named Executive Officers.

The advisory resolution to approve executive compensation is non-binding. However, our Board of Directors will consider shareholders to have approved our executive compensation if the number of votes cast “For” the proposal exceeds the number of votes cast “Against” the proposal. Abstentions and broker non-votes will have no effect on such vote.

The Board of Directors recommends a vote FOR the advisory vote on executive compensation.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis describes our overall executive compensation policies and practices and specifically explains the compensation-related actions taken with respect to 2021 compensation for our Named Executive Officers included in the Summary Compensation Table. We did not make any modifications to our executive pay program as a result of the COVID-19 pandemic. Our Named Executive Officers, based on 2021 positions and compensation levels, are:

Named Executive Officers	Title	Reference

Linden R. Evans	President and Chief Executive Officer	Evans, CEO
Richard W. Kinzley	Sr. Vice President and Chief Financial Officer	Kinzley, CFO
Brian G. Iverson	Sr. Vice President, General Counsel and Chief Compliance Officer	Iverson, GC
Stuart A. Wevik	Sr. Vice President - Utility Operations	Wevik, UOO
Erik D. Keller	Sr. Vice President - Chief Information Officer	Keller, CIO

The Compensation Committee of the Board of Directors (the “Committee,” for purposes of this Compensation Discussion and Analysis) is composed entirely of independent directors and is responsible for approving and overseeing our executive compensation philosophy, policies and programs.

EXECUTIVE COMPENSATION PROGRAM DESIGN OBJECTIVES
¬	¬	¬	¬	¬
Attract, retain, motivate, and encourage the development of highly qualified executives	Provide competitive compensation	Promote the relationship between pay and performance	Promote corporate performance that is linked to our shareholders’ interests	Recognize and reward individual performance

2021 ACCOMPLISHMENTS

Black Hills Corporation reported strong operational performance and significant regulatory progress in 2021. We overcame the 2021 earnings impact from the unplanned events of Winter Storm Uri and an outage at our Wygen I power plant through disciplined cost management, strong off-system energy sales and regulatory outcomes. Significant accomplishments for the year included:

Provided the safe and reliable service our communities and customers depend on and achieved several notable operations performance metrics:
*	Achieved top-quartile reliability metrics by our three electric utilities
*	Achieved first quartile safety performance total case incident rate of 1.06 compared to an industry average of 2.2
*	Achieved a safety performance preventable motor vehicle incident rate of 1.81 compared to a 2020 American Gas Association reported second quartile average of 2.44
*	South Dakota Electric received the Governor's Meritorious Achievement Award from the South Dakota Safety Council
*	Cheyenne Prairie Generating Station achieved Voluntary Protection Program Gold Star Status
Completed significant financing activity, to accomplish our long-term objective of investing to meet the needs of our customers, including:
*	Issued $600 million of 1.037 percent 3-year senior notes due 2024
*	Issued 1.8 million shares of new common stock for net proceeds of $119 million under our at-the-market equity offering program
*	Grew our dividend for the 51st consecutive year, with a 5.5 percent increase in calendar year 2021 over 2020
Invested in our utility infrastructure and systems:
*	Deployed $680 million in capital projects
*	Secured liquidity to cover Winter Storm Uri costs
Executed a number of regulatory accomplishments:
*	Successfully completed rate review requests for Colorado Gas, Iowa Gas and Kansas Gas
*	Obtained regulatory approval or reached constructive settlements in five of our states for recovery of Winter Storm Uri costs, with interim rates in place in Arkansas and Wyoming
*	South Dakota Electric and Wyoming Electric submitted an integrated resource plan which outlines a range of options for the two electric utilities over a 20-year planning horizon to meet long-term forecasted energy needs while strengthening reliability and resiliency of the grid and achieving emission targets
Continued our focus on sustainability, including:
*	Issued an updated sustainability report and EEI/AGA disclosures, as well as new SASB and NGSI disclosures
*	Joined ONE Future Coalition to advance methane emissions reduction goal opportunities
*	Placed our fifth RNG interconnect project into service
Formed, with several other utilities, the Western Markets Exploratory Group to research the potential for an organized wholesale market in the western interconnect, including expanding transmission systems and other grid-related services

2021 PERFORMANCE RESULTS

Our corporate financial, safety and wellness performance goals are used as measures to determine awards under our variable pay programs. The following table summarizes our 2021 performance measures and results:

Pay Element	Performance Measure	2021 Results
Short-term Incentive: Payout of 86.46% of Target
70 Percent	EPS from ongoing operations, as adjusted, target set at $3.909; threshold set at $3.636	$3.739 per share for incentive plan purposes

10 Percent	Total Case Incident Rate (TCIR), target set at 1.00; threshold set at 1.25	TCIR: 1.06

10 Percent	Preventable Motor Vehicle Incident (PMVI), target set at 2.26; threshold set at 2.60	PMVI: 1.81

10 Percent	Employee Safety & Wellness Engagement, target set at 12,500 points; threshold set at 10,000 points	Points: 12,201
Long-term Incentive (2019-2021 Plan): Payout of 40.17% of Target
Performance Share Award	Total Shareholder Return (TSR) relative to our Performance Peer Group measured over a three-year period	TSR: 15.23%
30th Percentile Ranking in Performance Peer Group

PAY FOR PERFORMANCE

A key component of our executive compensation program is to link pay to performance. Since a large percentage of the CEO’s pay as reported in the Summary Compensation Table represents at-risk potential pay, we believe it is also important to look at pay actually realized each year. The chart below illustrates the directional relationship between the compensation of our CEO (David R. Emery for 2017 through 2018, and Mr. Evans for 2019 through 2021), as reported in the Summary Compensation Table (excluding the change in pension value).
Reported pay includes base salary, actual annual incentive earned, the grant date fair value of long-term equity compensation and all other compensation, excluding the change in pension value, each as reported in the Summary Compensation Table.

Realized pay includes base salary, actual annual incentive earned and all other compensation, each as reported in the Summary Compensation Table, and the value of long-term performance compensation paid and stock awards vested in the applicable year.

KEY EXECUTIVE COMPENSATION OBJECTIVES

Overall, our goal is to target total direct compensation (the sum of base salary, short-term incentive at target and long-term incentive at target) to be around the median of the appropriate market. Our executive compensation is designed to maintain an appropriate and competitive balance between fixed and variable compensation components including short-and long-term compensation, and cash and stock-based compensation. We believe that the performance basis for determining compensation should differ by each reward component – base salary, short-term incentive and long-term incentive. Incentive measures (short-term and long-term) should emphasize objective, quantitative operating measures. The performance measures for our incentive compensation plans are discussed below.

SETTING EXECUTIVE COMPENSATION

Based upon our compensation philosophy, the Committee structures executive compensation to motivate our executives to achieve specified business goals and to reward them for achieving such goals. The key steps the Committee follows in setting executive compensation are to:

«	Analyze executive compensation market data to ensure market competitiveness
«	Review the components of executive compensation, including base salary, short-term incentive, long-term incentive, retirement, and other benefits
«	Review total compensation and structure
«	Review executive officer performance, responsibilities, experience, and other factors cited above to determine individual compensation levels

Market Compensation Analysis

The market for our executive talent is national in scope and is not focused on any one geographic location, area or region of the country. As such, our executive compensation should be competitive with the national market for executives. It should also reflect the executive’s responsibilities and duties and align with the compensation of executives at companies or business units of comparable size and complexity. The Committee gathers market information for our executives from the electric and gas utility industry and general industry.

The Committee selects and retains the services of an independent consulting firm to periodically:

«	Provide information regarding practices and trends in compensation programs
«	Review and evaluate our compensation program as compared to compensation practices of other companies with similar characteristics, including size, complexity, and type of business
«	Review and assist with the establishment of a peer group of companies
«	Provide a compensation analysis of the executive positions
The Committee used the services of Meridian Compensation Partners, LLC to evaluate 2021 compensation. It gathered data from nationally recognized survey providers, as well as specific peer companies through public filings, which included:
i.Willis Towers Watson’s Compensation Data Bank (energy services and general industry); and
ii.20 peer companies representing the utility and energy industry.

The 20 peer companies ranged in annual revenue size from approximately $529 million to $6.7 billion, with the median at $2.0 billion. The Company’s 2021 revenue was $1.9 billion. The survey data was adjusted for our relative revenue size using regression analysis. Our compensation peer companies included in the analysis for 2021 compensation decisions were:

ALLETE Inc.	IDACORP Inc.	ONE Gas, Inc.
Alliant Energy Corporation	MGE Energy Inc.	Pinnacle West Capital Corp.
Ameren Corporation	New Jersey Resources Corp.	PNM Resources, Inc.
Atmos Energy Corp.	NiSource, Inc.	Portland General Electric Co.
Avista Corp.	Northwest Natural Holding Co.	South Jersey Industries, Inc.
CMS Energy Corp.	NorthWestern Corp.	Spire, Inc.
Hawaiian Electric Ind., Inc.	OGE Energy Corp.

Meridian validated that the above Compensation Peer Group remains credible, includes size-appropriate peers, and reflects the Company's industry, complexity and market for executive talent. Approximately 70 percent of the above companies are a subset of the Edison Electric Institute (EEI) Index, our Performance Peer Group, and were chosen because they were within our revenue range of 0.3x - 4.0x our size and market capitalization range of 0.40x - 2.5x our size. The EEI Index is comprised of electric utilities and combination gas and electric utilities. The remaining approximately 30 percent of the peer companies above were included in the Compensation Peer Group to provide a mix of gas utilities.
The salary surveys are one of several factors the Committee uses in setting appropriate compensation levels. Other factors include Company performance, individual performance and experience, the level and nature of the executive’s responsibilities, internal equity considerations and discussions with the CEO related to the other senior executive officers.

Components of Executive Compensation

The primary components of our executive compensation program consist of a base salary, a short-term incentive plan, and long-term incentives. In addition, we provide retirement and other benefits.

The majority of the executives’ total compensation is granted as incentive compensation. Incentive compensation is intended to motivate and encourage our executives to drive performance and achieve superior results for our shareholders and align realized pay with stock performance. The Committee periodically reviews information provided by its compensation consultant to inform its determination of the appropriate level and mix of total compensation. The Committee believes that a significant portion of total target compensation should be comprised of variable compensation. In order to reward long-term growth while still encouraging focus on short-term results, the Committee establishes incentive targets that emphasize long-term compensation at a greater level than short-term compensation.

The Committee reviews all components of each executive officer’s compensation, including salary, short-term incentive, equity and other long-term incentive compensation values granted, and the current and potential value of the executive officer’s total Black Hills Corporation equity holdings.

Base Salary. Base salaries for all executives are reviewed annually. The base salary of our executives is also adjusted at the time of a promotion or material change in job responsibility, as appropriate. Evaluation of 2021 base salary adjustments occurred in January 2021. The base salary component of each position was compared to the median of the market data provided by the compensation consultant. The actual base salary of each officer was determined by the executive’s performance, the experience level of the officer, the current position in a market-based salary range, and internal pay relationships.

	Base Salary
	2020	2021
Evans, CEO	$790,000	$825,000
Kinzley, CFO	$454,000	$454,000
Iverson, GC	$386,000	$400,000
Wevik, UOO	$407,000	$425,000
Keller, CIO	$330,000	$340,000

Short-Term Incentive. Our Short-Term Incentive Plan is designed to recognize and reward the contributions of individual executives as well as the contributions that group performance makes to overall corporate success. The 2021 short-term incentive was based 70 percent on earnings per share targets, 20 percent on safety performance targets, and 10 percent on health and wellness targets.

The Committee has defined earnings per share from ongoing operations, as adjusted, to be GAAP earnings per share adjusted for unique one-time non-budgeted events (similar to those items adjusted for when reporting non-GAAP earnings for external purposes), including external acquisition costs, impairments, transaction financing costs, unique tax transactions, and other items the Committee deems not reflective of ongoing operations and the value created for shareholders. The safety goals include: (1) Total Case Incident Rate (TCIR) which is generally defined as injuries per 200,000 hours worked; and (2) Preventable Motor Vehicle Incident rate which is defined as the total vehicle incidents times 1 million divided by business use miles driven. The Employee Safety & Wellness Engagement goal is based on the average participation points achieved by all employees in the enterprise health and wellness application.

The Committee believes that these performance measures closely align interests with shareholders and foster teamwork and cooperation within the executive team.

These goals meet the objectives of the plan, including:

«	Align the interests of the plan participants and the shareholders
«	Motivate employees to strive to achieve superior operating results
«	Provide an incentive reflective of core operating performance
«	Ensure “buy-in” from participants with easily understood metrics
«	Meet the performance objectives of the plan to achieve over time an average payout equal to market competitive levels

The short-term incentive, after applicable tax withholding, is distributed to the officer in the form of cash. Target award levels are established as a percentage of each participant’s base salary. A target award is typically set around the benchmark 50th percentile short-term incentive target award for comparable positions. The actual payout, if any, will vary, based on attainment of pre-established performance goals, between 50 and 200 percent of the individual executive’s short-term incentive target award level.

The Committee approves the target level for each officer in January, which applies to performance in the upcoming plan year. Target levels are derived in part from market data provided by the compensation consultant and in part by the Committee’s judgment regarding internal equity, retention and an individual executive’s expected contribution to the achievement of our strategic objectives. The target levels for our Named Executive Officers are shown below:

Short-Term Incentive Target
	2020		2021
	% Amount	$ Amount	% Amount	$ Amount
Evans, CEO	100%	$790,000	100%	$825,000
Kinzley, CFO	65%	$295,100	70%	$317,800
Iverson, GC	60%	$231,600	60%	$240,000
Wevik, UOO	70%	$284,900	70%	$297,500
Keller, CIO	50%	$165,000	50%	$170,000

The threshold, target and maximum payout levels for our Named Executive Officers under the 2021 Short-Term Incentive Plan are shown in the Grants of Plan-Based Awards in 2021 table on page 42, under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.”

The Committee approved the goals for 2021 for the senior officers as follows:

2021 Short-Term Incentive Metrics
		Performance Goals
Incentive	Value	Threshold	Target	Maximum
EPS from ongoing operations, as adjusted	70%	$3.64	$3.91	$4.18
Total Case Incident Rate (TCIR)	10%	1.25	1.00	0.85
Preventable Motor Vehicle Incidents (PMVI)	10%	2.60	2.26	1.92
Employee Safety & Wellness Engagement	10%	10,000 points	12,500 points	15,000 points
Payout percentage of target for each metric		50%	100%	200%

Early in the first quarter, the Committee evaluates actual performance in relation to the prior year’s targets and approves the actual payment of awards related to the prior plan year. The Committee reserves the discretion to adjust any award, and will review and take into account individual performance, level of contribution, and the accomplishment of specific project goals that were initiated throughout the plan year. The Committee also reserves discretion with respect to any payout related to safety goals if we experience an employee or contractor fatality during the plan period. Discretion was not exercised to adjust awards for 2021.

On January 25, 2022, the Committee approved a payout of 86.46 percent of target under the 2021 Short-Term Incentive Plan. The incentive plan payout was based on attainment of the following:

•Our 2021 earnings per share were $3.739 per share, which was better than our threshold earnings per share goal, resulting in a payout of 68.94 percent for 70 percent of the target incentive.
•Our 2021 TCIR was 1.06, which was better than our threshold resulting in a payout of 88.0 percent for 10 percent of the target incentive.
•Our 2021 PMVI was 1.81, which was better than our maximum and resulted in a payout of 200 percent for 10 percent of the target incentive.
•Our 2021 average employee safety & wellness engagement points for all employees was 12,201 points, which was better than our threshold resulting in a payout of 94 percent for 10 percent of the target incentive.

Earnings per share from ongoing operations, as adjusted, for incentive plan purposes were the same as earnings per share from continuing operations, as adjusted, reported externally to our investors (and reconciled to GAAP earnings per share in Appendix A). For 2021, no adjustments were made to our earnings per share from ongoing operations.

Payouts under the Short-Term Incentive Plan have varied over the last 10 years as shown in the graph below.

Short-Term Incentive Payout % of Target
Index Value
200%
175%
150%
125%
100%
75%
50%
25%
0%
184%
160%
182%
92%
166%
62%
133%
107%
120%
86%
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
Payout % of Target
Target

Actual awards made to each of our Named Executive Officers under the Short-Term Incentive Plan for 2021 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 40.

Long-Term Incentive. Long-term incentive compensation is comprised of grants made by the Committee under our 2015 Omnibus Incentive Plan. Long-term incentive compensation is intended to:

«	Promote achievement of corporate goals by linking the interests of participants to those of our shareholders
«	Provide participants with an incentive for excellence in individual performance
«	Promote teamwork among participants
«	Motivate, retain, and attract the services of participants who make significant contributions to our success by allowing participants to share in such success
«	Meet the performance objectives of the plan to achieve an average payout equal to market competitive levels over time

The Committee oversees the administration of the 2015 Omnibus Incentive Plan with full power and authority to determine when and to whom awards will be granted, along with the type, amount and other terms and conditions of each award. The long-term incentive compensation component is composed of performance shares and restricted stock. The Committee chose these components because linking executive compensation to stock price appreciation and total shareholder return is an effective way to align the interests of management with those of our shareholders. For the 2019-2021 and 2020-2022 Plans, the Committee selected total shareholder return as the goal for the performance shares because it believes executive pay under a long-term, capital accumulation program should mirror our performance in shareholder return as compared to our Performance Peer Group of companies.

For the 2021-2023 Performance Plan, the Committee added two additional performance metrics: earnings per share from on-going operations, as adjusted (EPS), and average cost to serve. The Committee included these two additional metrics to update the plan design to better align with prevalent market practice and shareholder and customer interests. Relative total shareholder return was retained as the primary metric to ensure tight alignment with shareholder value creation. EPS was selected as it is a prevalent metric in peer long-term performance plans and aligns our management team with long-term earnings growth. EPS is defined as diluted earnings per share calculated in accordance with GAAP, adjusted for material, non-recurring events that are approved by the Company's Audit Committee. Cost to serve was chosen for its ability to drive behaviors to achieve the Company's growth goals while balancing capital deployment with increasing customer rates. The Committee defined average cost to serve as non-fuel operations and maintenance (O&M) expense divided by gross margin calculated in accordance with GAAP, adjusted for material, non-recurring events that are approved by the Company's Audit Committee (such as impairment charges, one-time tax events, changes to accounting rules, etc.).

The value of long-term incentives awarded is based primarily on competitive market-based data presented by the compensation consultant to the Committee, the impact each position has on our shareholder return, executive performance, and internal pay relationships. The actual amount realized will vary from the target award amounts. The Committee approved the target long-term incentive compensation level for each officer in January 2021. The 2021 long-term incentive was adjusted from 2020 levels for the majority of the Named Executive Officers to increase competitiveness within the market.

NEO Long-Term Incentive Target Compensation
			As % of Base Salary
	2020	2021	2021
Evans, CEO	$1,775,000	$2,150,000	261%
Kinzley, CFO	$525,000	$625,000	138%
Iverson, GC	$415,000	$490,000	123%
Wevik, UOO	$400,000	$475,000	112%
Keller, CIO	$240,000	$250,000	74%

The variance in percentage of base salary as compared to long-term incentive value of our Named Executive Officers reflects our philosophy that certain officers should have more of their total compensation at risk because they hold positions that have a greater impact on our long-term results. This is also consistent with market practice.

Performance share units are used to deliver 50 percent of the long-term incentive award opportunity, with the remaining 50 percent delivered in the form of restricted stock that vests ratably over three years. The performance share units and restricted stock granted in 2021 are reflected in the tables in the Performance Share Units and Restricted Stock sections that follow.

Performance Share Units. Participants are awarded a target number of performance shares units. The target number of performance share units is determined by dividing the Committee approved target performance value for the participant by the average closing price for the first 20 trading days of the performance period. Vesting of performance share units is based on our total shareholder return over designated performance periods, as measured against our Performance Peer Group. The final value of the performance shares is based upon the number of shares of common stock that are ultimately earned, based upon our performance in relation to the performance criteria.

The Committee, with the guidance of its independent compensation consultant, periodically conducts a review of the market competitiveness of our performance share plans. A summary of the TSR performance criteria for each three-year plan period is summarized in the table below:

Performance Share Plans
Percentile Ranking for Threshold Payout of 25% of Target Shares	Percentile Ranking for Target Payout of 100% of Target Shares	Percentile Ranking for Maximum Payout Level	Possible Payout Range of Target

25th percentile	50th percentile	90th percentile	0-200%

Our plans provide: (i) a threshold payout if relative TSR performance is below threshold but our TSR is at least 35 percent for the performance period; and (ii) the performance share plan payout is capped at 100 percent of target if TSR is negative. The additional provisions are intended to reduce the impact of one peer company’s performance on the relative TSR plan, and also increase accountability and expectations related to the Company’s performance.

The performance awards and dividend equivalents, if earned, are paid 50 percent in cash and 50 percent in common stock. All payroll deductions and applicable tax withholding related to the award are withheld from the cash portion.

The Committee, with the guidance of its independent compensation consultant, periodically conducts a review of our Performance Peer Group to which our performance should be compared. Due to the extensive merger and acquisition activity in the industry and its contribution to relative performance volatility, the Committee chose to use the companies in the EEI Index as the Performance Peer Group.

Payouts under the Performance Share Plan have varied significantly over the last 10 years, as shown in the graph below:

Performance Share Payout % of Target
200%
175%
150%
125%
100%
75%
50%
25%
0%
171%
175%
200%
0%
0%
0%
162%
59%
112%
40%
2010-2012
2011-2013
2012-2014
2013-2015
2014-2016
2015-2017
2016-2018
2017-2019
2018-2020
2019-2021
Payout % of Target
Target

Each performance period extends for three years. For the recently completed performance period, January 1, 2019 to December 31, 2021, our total shareholder return was 15.23 percent, which ranked at the 30th percentile of our Performance Peer Group, resulting in a payout at 40.17 percent of target.

Restricted Stock. Restricted stock awarded as long-term incentives vests one-third each year over a three-year period, and automatically vests in its entirety upon death, disability or a change in control. Dividends are paid on the restricted stock. Unvested restricted stock is forfeited if an officer’s employment is terminated for any reason other than death, disability or in the event of a change in control.

The number of shares of restricted stock awarded in 2021 for each of our Named Executive Officers is shown below and is included in the Grants of Plan-Based Awards in 2021 table under the heading “All Other Stock Awards: Number of Shares of Stock or Units” and “Grant Date Fair Value of Stock Awards” on page 42.

Restricted Stock Shares
Evans, CEO	17,848
Kinzley, CFO	5,188
Iverson, GC	4,068
Wevik, UOO	3,943
Keller, CIO	2,075

Board and Management Roles in Compensation Decisions

Role of Executive Officers in Compensation Decisions. In 2021, the Senior Vice President - Chief Human Resources Officer, with the support of an external compensation consultant, reviewed all compensation programs to ensure that the programs do not encourage unnecessary risk-taking and instead encourage behaviors that support the values and operations of the Company. This review determined that the compensation programs of the Company do not encourage excessive risk-taking or have an adverse effect on the Company.

The CEO annually reviews the performance of each of our senior executive officers. Based upon these performance reviews, market analysis conducted by compensation consultants and discussions with our Senior Vice President - Chief Human Resources Officer, the CEO recommends the compensation for this group of officers to the Committee.

Role of the Committee and Board in Setting Executive Compensation. The Committee reviews and establishes the Company’s financial targets and the CEO’s goals and objectives for the year. After the end of each year, the Committee evaluates the CEO’s performance in light of established goals and objectives, with input from the other independent directors. Based upon the Committee’s evaluation and recommendation, the independent directors of the Board set the CEO’s annual compensation, including salary, short-term incentive, long-term incentive and equity compensation.

The Committee reviews the CEO’s recommended compensation for our senior executive officers. The Committee may approve the CEO’s compensation recommendations for this group of officers or exercise its discretion in modifying any of the recommended compensation and award levels in its review and approval process. The Committee is required to approve all decisions regarding equity awards to our officers.

Summary

In total, the Committee believes that the 2021 compensation actions, decisions and outcomes strongly reflect and reinforce our compensation philosophy and, in particular, emphasize the alignment between compensation and both performance and shareholder interests. At our 2021 annual meeting, shareholders owning 98 percent of the shares that were voted on this matter approved our executive compensation for 2020, which we consider highly supportive of our current compensation philosophy. In connection with establishing the 2021 executive compensation program, the Board reviewed the results of the say on pay vote, as well as market data and performance indicators.

Governance Best Practices

We have several governance programs in place to align our executive compensation with shareholder interests and to mitigate risks in our plans. These programs include stock ownership guidelines, clawback provisions in our short-term and long-term incentive award agreements, and the prohibition of hedging or pledging of Company stock.

STOCK OWNERSHIP GUIDELINES

The Committee has implemented stock ownership guidelines that apply to all officers based upon their level of responsibility. We believe it is important for our officers to hold a significant amount of our common stock to further align their interests with the interests of our shareholders. A “retention ratio” approach to stock ownership is incorporated into the guidelines. Officers are required to retain 100 percent of all shares owned, including shares awarded through our incentive plans (net of share withholding for taxes and, in the case of cashless stock option exercises, net of the exercise price and withholding for taxes) until specific ownership goals are achieved.

The guidelines are shown below.

Stock Ownership Value as
Position	Multiple of Base Salary
CEO	6X
CFO	4X
Other Senior Officers	3X

At least annually, the Compensation Committee reviews common stock ownership to confirm the officers have met or are progressing toward their stock ownership guidelines. Generally, an officer may not sell common stock unless he or she owns common stock in excess of 110 percent of the applicable stock ownership guideline. With the exception of Mr. Keller, who has been in his role less than two years, all of our Named Executive Officers have exceeded their stock ownership guidelines.

CLAWBACK POLICY

We have a policy that if an accounting restatement occurs after incentive payments have been made, due to the results of misconduct associated with financial reporting, the Committee will seek repayment of the incentive compensation from our CEO and CFO, and the Committee has the discretion to request repayment of incentive compensation from our other officers, taking into consideration the individual roles and responsibilities prompting the restatement.

In addition, our award agreements for restricted stock and performance shares include clawback provisions whereby the participant may be required to repay all income or gains previously realized in respect of such awards if his or her: (1) employment is terminated for cause; (2) if within one year following termination of employment, the Board determines that the participant engaged in conduct prior to his or her termination that would have constituted the basis for a termination of employment for cause; (3) if the participant makes a public statement that is materially detrimental to the interests or reputation of the Company; (4) if the employee violates in any material respect any policy or any code of ethics; or (5) if the participant engages in any fraudulent, illegal or other misconduct.

HEDGING POLICY

Our directors, executive officers, and employees are prohibited from engaging in hedging transactions involving, and from pledging, Company stock, including holding our stock in a margin account. This prohibition extends to all hedging transactions, including zero cost collars and forward sale contracts.

2021 BENEFITS

Retirement Benefits. We maintain a variety of employee benefit plans and programs in which our executive officers may participate. We believe it is important to provide post-employment benefits to our executive officers and the benefits we provide approximate retirement benefits paid by other employers to executives in similar positions. The Committee periodically reviews the benefits provided, with assistance from its compensation consultant, to maintain a market-based benefits package. None of our Named Executive Officers received any pension benefit payments in 2021.

Several years ago, we adopted a defined contribution plan design as our primary retirement plan and amended our Defined Benefit Pension Plan (“Pension Plan”) for all eligible employees to incorporate a partial freeze in which the accrual of benefits ceased for certain participants while other participants were allowed an election to continue to accrue benefits. Mr. Wevik is our only Named Executive Officer who met the age and service requirements allowing him to continue to accrue benefits under the Pension Plan. Employees who no longer accrue benefits under the Pension Plan now receive Company Retirement Contributions (“Retirement Contributions”) in the Retirement Savings Plan. The Retirement Contributions are an age and service points-based calculation.

The 401(k) Retirement Savings Plan is offered to all our eligible employees and we provide matching contributions for certain eligible participants. All of our Named Executive Officers are participants in the 401(k) Retirement Savings Plan and received matching contributions in 2021. The matching contributions and the Retirement Contributions are included as “All Other Compensation” in the Summary Compensation Table on page 40.

We also provide nonqualified plans to certain executives as approved by the Compensation Committee. The level of retirement benefits provided by the Pension Plan and Nonqualified Plans for each of our Named Executive Officers is reflected in the Pension Benefits for 2021 table on page 44. Our contributions to the Nonqualified Deferred Compensation Plan are included in the All Other Compensation column of the Summary Compensation Table on page 40 and the aggregate Nonqualified Deferred Compensation balance at December 31, 2021 is reported in the Nonqualified Deferred Compensation for 2021 table on page 46. These retirement benefits are explained in more detail in the accompanying narrative to the tables.

Other Personal Benefits. We provide the personal use of a Company vehicle, executive health services, and limited reimbursement of financial planning services as benefits to our executive officers. The specific amount attributable to these benefits in 2021 is disclosed in the Summary Compensation Table on page 40. The Committee periodically reviews the other personal benefits provided to our executive officers and believes the current benefits are reasonable and consistent with our overall compensation program.

CHANGE IN CONTROL PAYMENTS

Our Named Executive Officers may also receive severance benefits in the event of a change in control. We have no employment agreements with our Named Executive Officers. However, change in control agreements are common among our Compensation Peer Group and the Committee and our Board of Directors believe providing these agreements to our corporate officers protects our shareholder interests in the event of a change in control by helping assure management focus and continuity. Our change in control agreements have expiration dates and our Board of Directors conducts a thorough review of the change in control agreements at each renewal period. Our current change in control agreements expire November 15, 2022. In general, our change in control agreements provide a severance payment of up to 2.99 times average compensation for Mr. Evans, and up to two times average compensation for the other Named Executive Officers. The change in control agreements do not provide for excise tax gross-ups and contain a “double trigger,” providing benefits in association with:

(1)	a change in control, and
(2)	(i)	a termination of employment other than by death, disability or by us for cause, or
	(ii)	a termination by the employee for good reason.

See the Potential Payments upon Termination or Change in Control table on page 47 and the accompanying narrative for more information regarding our change in control agreements and estimated payments associated with a change in control.

TAX AND ACCOUNTING IMPLICATIONS

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, places a limit of $1 million in compensation per year on the amount public companies may deduct with respect to certain executive officers. The Committee continues to believe that shareholder interests are best served if its discretion and flexibility in structuring and awarding compensation is not restricted, even though some past and/or future compensation awards result in non-deductible compensation expenses to the Company. The Committee's ability to continue to provide a competitive compensation package to attract, motivate and retain the Company's most senior executives is considered critical to the Company's success and to advancing the interests of its shareholders.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Teresa A. Taylor, Chair
Tony A. Jensen
Scott M. Prochazka
Rebecca B. Roberts

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation paid or earned by each of our Named Executive Officers for the years ended December 31, 2021, 2020 and 2019. We have no employment agreements with our Named Executive Officers:

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensation(4)	Total
Linden R. Evans President and Chief Executive Officer	2021	$819,167	$2,238,529	$708,252	$—	$674,960	$4,440,908
	2020	$783,333	$1,820,599	$936,632	$79,100	$601,450	$4,221,114
	2019	$713,333	$1,541,811	$800,400	$110,158	$473,600	$3,639,302
Richard W. Kinzley Sr. Vice President and Chief Financial Officer	2021	$454,000	$650,687	$274,770	$—	$282,323	$1,661,780
	2020	$448,333	$538,547	$348,447	$51,945	$263,528	$1,650,800
	2019	$413,500	$524,220	$291,346	$68,631	$254,366	$1,552,063
Brian G. Iverson Sr. Vice President, General Counsel and Chief Compliance Officer	2021	$397,667	$510,213	$206,294	$—	$170,934	$1,285,108
	2020	$384,167	$425,583	$275,609	$23,339	$157,216	$1,265,914
	2019	$370,833	$400,825	$240,120	$31,927	$156,990	$1,200,695
Stuart A. Wevik Sr. Vice President - Utility Operations (5)	2021	$422,000	$494,536	$255,403	$149,812	$114,904	$1,436,655
	2020	$398,601	$410,333	$333,625	$371,933	$121,870	$1,636,362
Erik D. Keller Sr. Vice President - Chief Information Officer (5)	2021	$338,333	$260,251	$146,261	$—	$146,667	$891,512
_______________
(1)    Stock Awards represent the grant date fair value related to restricted stock, performance shares and performance share units that have been granted as a component of long-term incentive compensation. The grant date fair value is computed in accordance with the provisions of accounting standards for stock compensation. Assumptions used in the calculation of these amounts are included in Note 14 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021. The amounts shown for the performance shares and performance share units represent the values that are based on the achievement of 100% of the target performance. Assuming achievement of the maximum 200% of target performance, the value of the performance share units would be: $2,268,904 for Mr. Evans, $659,514 for Mr. Kinzley, $517,135 for Mr. Iverson, $501,244 for Mr. Wevik, and $263,782 for Mr. Keller.

(2)    Non-Equity Incentive Plan Compensation represents amounts earned under the Short-Term Incentive Plan. The Compensation Committee approved the payout of the 2021 awards on January 25, 2022 and the awards were paid on March 4, 2022.

(3)    Change in Pension Value and Nonqualified Deferred Compensation Earnings represents the net positive increase in actuarial value of the Pension Plan and Pension Restoration Benefit (“PRB”) for the respective years. These benefits have been valued using the assumptions disclosed in Note 13 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021. Because these assumptions sometimes change between measurement dates, the change in value reflects not only the change in value due to additional benefits earned during the period and the passage of time but also reflects the change in value caused by changes in the underlying actuarial assumptions. This has created significant volatility in the last three years with the change in discount rates used to calculate the present value of these benefits contributing significantly to the large increases in 2020 and 2019 and decreases in 2021.

The Pension Plan and PRB were frozen effective January 1, 2010 for participants who did not satisfy the age 45 and 10 years of service eligibility. Messrs. Evans, Kinzley and Iverson did not meet the eligibility choice criteria and their Defined Pension and PRB benefits were frozen.

Our Named Executive Officers receive employer contributions into a Nonqualified Deferred Compensation Plan (“NQDC”). The NQDC employer contributions are reported in the All Other Compensation column. No Named Executive Officer received preferential or above-market earnings on nonqualified deferred compensation. The change in value attributed to each Named Executive Officer from each plan is shown in the table below:

	Year	Defined Benefit Plan	PRB	Total Change in Pension Value
Linden R. Evans	2021	$(7,574)	$(7,745)	$(15,319)
	2020	$43,576	$35,524	$79,100
	2019	$59,664	$50,494	$110,158
Richard W. Kinzley	2021	$(11,125)	$(833)	$(11,958)
	2020	$48,872	$3,073	$51,945
	2019	$64,428	$4,203	$68,631
Brian G. Iverson	2021	$(4,089)	$—	$(4,089)
	2020	$23,339	$—	$23,339
	2019	$31,927	$—	$31,927
Stuart A. Wevik	2021	$149,812	$—	$149,812
	2020	$371,933	$—	$371,933
Erik D. Keller	2021	$—	$—	$—

(4)    All Other Compensation includes amounts allocated under the 401(k) match, defined contributions, Company contributions to defined benefit and deferred compensation plans, dividends received on restricted stock and unvested restricted stock units and other personal benefits. The Other Personal Benefits column reflects the personal use of a Company vehicle, executive health, moving expenses, and financial planning services for each NEO and relocation benefits in the amount of $52,532 for Mr. Keller.

	Year	401(k) Match	Defined Contributions	NQDC Contributions	Dividends on Restricted Stock	Other Personal Benefits	Total Other Compensation
Linden R. Evans	2021	$15,300	$23,200	$555,649	$65,057	$15,754	$674,960
Richard W. Kinzley	2021	$17,400	$21,100	$211,957	$19,394	$12,472	$282,323
Brian G. Iverson	2021	$17,400	$21,100	$107,397	$15,185	$9,852	$170,934
Stuart A. Wevik	2021	$8,250	$—	$65,044	$15,277	$26,333	$114,904
Erik D. Keller	2021	$17,400	$11,600	$39,427	$12,835	$65,405	$146,667

(5)    Mr. Wevik and Mr. Keller became NEOs in 2020 and 2021, respectively.

GRANTS OF PLAN BASED AWARDS IN 2021(1)

Name	Grant Date	Date of Compensation Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	Grant Date Fair Value of Stock Awards(5) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Linden R. Evans			$412,500	$825,000	$1,650,000
	1/26/21	1/26/21				4,462	17,848	35,696		$1,134,452
	2/11/21	1/26/21							17,848	$1,104,077
Richard W. Kinzley			$158,900	$317,800	$635,600
	1/26/21	1/26/21				1,297	5,188	10,376		$329,757
	2/11/21	1/26/21							5,188	$320,930
Brian G. Iverson			$120,000	$240,000	$480,000
	1/26/21	1/26/21				1,017	4,068	8,136		$258,567
	2/11/21	1/26/21							4,068	$251,646
Stuart A. Wevik			$148,750	$297,500	$595,000
	1/26/21	1/26/21				986	3,943	7,886		$250,622
	2/11/21	1/26/21							3,943	$243,914
Erik D. Keller			$85,000	$170,000	$340,000
	1/26/21	1/26/21				519	2,075	4,150		$131,891
	2/11/21	1/26/21							2,075	$128,360
_______________
(1)No stock options were granted to our Named Executive Officers in 2021.

(2)The columns under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” show the range of payouts for 2021 performance under our Short-Term Incentive Plan as described in the Compensation Discussion and Analysis under the section titled “Short-Term Incentive” on page 31. If the performance criteria are met, payouts can range from 50 percent of target at the threshold level to 200 percent of target at the maximum level. The non-equity incentive payment for 2021 performance, paid in 2022, has been made based on achieving the criteria described in the Compensation Discussion and Analysis, at 86.46 percent of target, and is shown in the Summary Compensation Table on page 40 in the column titled “Non-Equity Incentive Plan Compensation.”

(3)The columns under “Estimated Future Payouts Under Equity Incentive Plan Awards” show the range of payouts (in shares of stock) for the January 1, 2021 to December 31, 2023 performance period as described in the Compensation Discussion and Analysis under the section titled “Long-Term Incentive” on page 33. If the performance criteria are met, payouts can range from 25 percent of target to 200 percent of target. If a participant retires, suffers a disability or dies during the performance period, the participant or the participant’s estate is entitled to that portion of the number of performance shares as such participant would have been entitled to had he or she remained employed through the end of the performance period, prorated for the number of months served. Performance shares and performance share units are forfeited if employment is terminated for any other reason. During the performance period, dividends and other distributions paid with respect to the shares of common stock accrue for the benefit of the participant and are paid out at the end of the performance period.

(4)The column “All Other Stock Awards” reflects the number of shares of restricted stock granted on February 11, 2021 under our 2015 Omnibus Incentive Plan. The restricted stock vests one-third each year over a three-year period, and automatically vests upon death, disability or a change in control. Unvested restricted stock is forfeited if employment is terminated for any other reason. Dividends are paid on the restricted stock and the dividends that were paid in 2021 are included in the column titled “All Other Compensation” in the Summary Compensation Table on page 40.

(5)The column “Grant Date Fair Value of Stock Awards” reflects the grant date fair value of each equity award computed in accordance with the provisions of accounting standards for stock compensation. The grant date fair value for the performance share units was $63.56 per share and was calculated on a weighted average basis considering the results of a Monte Carlo simulation model and the market value of our common stock as of the beginning of the performance period. Assumptions used in the calculation are included in Note 14 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021. The grant date fair value for the restricted stock was $61.86 per share for the February 11, 2021 grant, which was the market value of our common stock on the date of grant as reported on the NYSE.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021(1)

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Linden R. Evans	28,409	2,004,823	25,782	1,808,859
Richard W. Kinzley	8,469	597,657	7,759	543,949
Brian G. Iverson	6,631	467,950	6,056	424,593
Stuart A. Wevik	6,561	463,010	5,434	381,695
Erik D. Keller	5,605	395,545	2,075	146,433
_______________
(1)There were no stock options outstanding at December 31, 2021 for our Named Executive Officers.

(2)Vesting dates for restricted stock, performance shares, and performance share units are shown in the table below. The performance shares shown with a vesting date of December 31, 2021, are the actual equivalent shares, including dividend equivalents, earned for the performance period ended December 31, 2021. On January 25, 2022, the Compensation Committee confirmed that the performance criteria were met and there would be a payout of 40.17 percent of target. The performance shares with a vesting date of December 31, 2022 and the performance share units with a vesting date of December 31, 2023 are shown at the threshold and target payout levels, respectively, based upon performance as of December 31, 2021.

Name	Unvested Restricted Stock		Unvested and Unearned Performance Shares
	# of Shares	Vesting Date	# of Shares	Vesting Date
Linden R. Evans	3,502	02/10/22	5,069	12/31/21
	3,556	02/11/22	2,865	12/31/22
	5,949	02/11/22	17,848	12/31/23
	3,503	02/10/23
	5,949	02/11/23
	5,950	02/11/24
Richard W. Kinzley	1,036	02/10/22	1,723	12/31/21
	1,209	02/11/22	848	12/31/22
	1,729	02/11/22	5,188	12/31/23
	1,036	02/10/23
	1,729	02/11/23
	1,730	02/11/24
Brian G. Iverson	819	02/10/22	1,318	12/31/21
	925	02/11/22	670	12/31/22
	1,356	02/11/22	4,068	12/31/23
	819	02/10/23
	1,356	02/11/23
	1,356	02/11/24
Stuart A. Wevik	789	02/10/22	845	12/31/21
	593	02/11/22	646	12/31/22
	1,314	02/11/22	3,943	12/31/23
	446	05/06/22
	790	02/10/23
	1,314	02/11/23
	1,315	02/11/24
Erik D. Keller	691	02/11/22	2,075	12/31/23
	692	02/11/23
	3,530	08/05/23
	692	02/11/24

OPTION EXERCISES AND STOCK VESTED DURING 2021(1)

Stock Awards(2)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Linden R. Evans	18,535	$1,129,576
Richard W. Kinzley	8,803	$534,740
Brian G. Iverson	6,866	$417,058
Stuart A. Wevik	4,903	$301,638
Erik D. Keller	—	$—
_______________
(1)There were no stock options exercised during 2021.

(2)Reflects restricted stock that vested in 2021 and performance shares earned for the January 1, 2018 to December 31, 2020 performance period. The performance share payout was approved by the Compensation Committee on January 26, 2021 and paid out on February 5, 2021.

PENSION BENEFITS FOR 2021

Several years ago, we adopted a defined contribution plan design as our primary retirement plan and amended our Pension Plan and Nonqualified Pension Plans for all eligible employees to incorporate a partial freeze in which the accrual of benefits ceased for certain participants while other participants were allowed an election to continue to accrue benefits. Employees eligible to elect continued participation were those employees who were at least 45 years old and had at least 10 years of eligible service with us as of January 1, 2010. Mr. Wevik is our only Named Executive Officer who met the age and service requirement and continues to accrue benefits under the Pension Plan. Benefits under the Pension Plan and Pension Restoration Plan were frozen for Messrs. Evans, Kinzley and Iverson. Mr. Keller joined the Company after the plans were frozen and therefore does not participate in the plans. None of our Named Executive Officers received any pension benefit payments during the fiscal year ended December 31, 2021.

The present value accumulated by each Named Executive Officer from each plan is shown in the table below:

Name	Plan Name	Number of Years of Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)
Linden R. Evans	Pension Plan	8.58	351,626
	Pension Restoration Benefit	8.58	283,098
Richard W. Kinzley	Pension Plan	10.50	327,630
	Pension Restoration Benefit	10.50	20,303
Brian G. Iverson	Pension Plan	5.83	187,487
Stuart A. Wevik	Pension Plan	35.59	2,019,167
Erik D. Keller	Pension Plan	NA	—
	Pension Restoration Plan	NA	—
_______________
(1)    The number of years of credited service represents the number of years used in determining the benefit for each plan.

(2)    The present value of accumulated benefits was calculated assuming the participants will work until retirement, benefits commence at age 62 and using the discount rate, mortality rate and assumed payment form assumptions consistent with those disclosed in Note 13 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021.

DEFINED BENEFIT PENSION PLAN

Our Pension Plan is a qualified pension plan. As discussed above, several years ago we amended our Pension Plan to incorporate a partial freeze in which the accrual of benefits ceased for certain participants while other participants were allowed an election to continue to accrue benefits.

The Pension Plan provides benefits at retirement based on length of employment service and average compensation levels during the highest five consecutive years of the last ten years of service. For purposes of the benefit calculation, earnings include wages and other cash compensation received from us, including any bonus, commission, unused paid time off or incentive compensation. It also includes any elective before-tax contributions made by the employee to a Company-sponsored cafeteria plan or 401(k) plan. However, it does not include any expense reimbursements, taxable fringe benefits, moving expenses or moving/relocation allowances, nonqualified deferred compensation, non-cash incentives, stock options and any payments of long-term incentive compensation such as restricted stock or payments under performance share plans. The Internal Revenue Code places maximum limitations on the amount of compensation that may be recognized when determining benefits of qualified pension plans. In 2021, the maximum amount of compensation that could be recognized when determining compensation was $290,000 (called “covered compensation”). Our employees do not contribute to the plan. The amount of the annual contribution by us to the plan is based on an actuarial determination.

The benefit formula for the Named Executive Officers in the plan is the sum of (a) and (b) below:

(a)Credited Service after January 31, 2000

0.9% of average earnings (up to covered compensation), multiplied by credited service after January 31, 2000 minus the number of years of credited service before January 31, 2000	Plus	1.3% of average earnings in excess of covered compensation, multiplied by credited service after January 31, 2000 minus the number of years of credited service before January 31, 2000

Plus

(b)Credited Service before January 31, 2000

1.2% of average earnings (up to covered compensation), multiplied by credited service before January 31, 2000	Plus	1.6% of average earnings in excess of covered compensation, multiplied by credited service before January 31, 2000

Pension benefits are not reduced for social security benefits. The Internal Revenue Code places maximum limitations on annual benefit amounts that can be paid under qualified pension plans. In 2021, the maximum benefit payable under qualified pension plans was $230,000. Accrued benefits become 100 percent vested after an employee completes five years of service.

Normal retirement is defined as age 65 under the plan. However, a participant may retire and begin taking unreduced benefits at age 62 with five years of service. Participants who have completed at least five years of credited service can retire and receive defined benefit pension benefits as early as age 55. However, the retirement benefit will be reduced by five percent for each year of retirement before age 62. All our Named Executive Officers who are eligible for pension benefits are currently age 55 or older and are entitled to early retirement benefits under this provision.

PENSION RESTORATION BENEFIT

We also have a Pension Restoration Benefit. This is a nonqualified supplemental plan, in which benefits are not tax deductible until paid. The plan is designed to provide the higher paid executive employee a retirement benefit which, when added to social security benefits and the pension to be received under the Pension Plan, will approximate retirement benefits being paid by other employers to their employees in similar executive positions. The employee’s pension from the qualified Pension Plan is limited by the Internal Revenue Code. The 2021 pension limit was set at $230,000 annually and the compensation taken into account in determining contributions and benefits could not exceed $290,000 and could not include nonqualified deferred compensation. The amount of deferred compensation paid under nonqualified plans is not subject to these limits.

As a result of the change in the Pension Plan discussed above, the benefits for certain officers (including Messrs. Evans and Kinzley) under the Nonqualified Pension Plans were significantly reduced because the nonqualified benefit calculations were linked to the benefits earned in the Pension Plan. The Compensation Committee amended the Nonqualified Deferred Compensation Plan to provide non-elective nonqualified restoration benefits to those affected officers who were not eligible to continue accruing benefits under the Pension Plan and Nonqualified Pension Plans.

Pension Restoration Benefit. In the event that at the time of a participant’s retirement, the participant’s salary level exceeds the qualified Pension Plan annual compensation limitation ($290,000 in 2021) or includes nonqualified deferred compensation, then the participant will receive an additional benefit, called a “Pension Restoration Benefit,” which is measured by the difference between (i) the monthly benefit that would have been provided to the participant under the Pension Plan as if there were no annual compensation limitation and no exclusion on nonqualified deferred compensation, and (ii) the monthly benefit to be provided to the participant under the Pension Plan. The Pension Restoration Benefit applies to all of the Named Executive Officers that have a pension benefit, with the exception of Messrs. Iverson and Wevik.

NONQUALIFIED DEFERRED COMPENSATION FOR 2021

We have a Nonqualified Deferred Compensation Plan for a select group of management or highly compensated employees. Eligibility to participate in the plan is determined by the Compensation Committee and primarily consists of corporate officers.

A summary of the activity in the plan and the aggregate balance as of December 31, 2021 for our Named Executive Officers is shown in the following table. Our Named Executive Officers received no withdrawals or distributions from the plan in 2021.

Name	Executive Contributions	Company Contributions in Last Fiscal Year(1)	Aggregate Earnings in Last Fiscal Year(2)	Aggregate Balance at Last Fiscal Year End(3)
Linden R. Evans	$—	$555,649	$516,169	$5,605,245
Richard W. Kinzley	$—	$211,957	$287,485	$2,619,212
Brian G. Iverson	$—	$107,397	$179,826	$1,154,034
Stuart A. Wevik	$—	$65,044	$69,346	$957,302
Erik D. Keller	$33,808	$39,427	$2,040	$80,011
_______________
(1)Our contributions represent non-elective Supplemental Matching and Retirement Contributions and Supplemental Target Contributions (defined in the paragraph below) and are included in the All Other Compensation column of the Summary Compensation Table. The value attributed from each contribution type to each Named Executive Officer in 2021 is shown in the table below:

Name	Supplemental Matching Contribution	Supplemental Retirement Contribution	Supplemental Target Contribution	Total Company Contributions
Linden R. Evans	$87,821	$117,093	$350,735	$555,649
Richard W. Kinzley	$30,706	$40,941	$140,310	$211,957
Brian G. Iverson	$22,963	$30,617	$53,817	$107,397
Stuart A. Wevik	$17,933	$—	$47,111	$65,044
Erik D. Keller	$5,409	$3,606	$30,412	$39,427

(2)Because amounts included in this column do not include above-market or preferential earnings, none of these amounts are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(3)Messrs. Evans’, Kinzley’s, Iverson’s, Wevik's, and Keller's aggregate balances at December 31, 2021 include $1,433,805, $591,029, $303,194, $134,930 and $39,427, respectively, which are included in the Summary Compensation Table as 2021, 2020 and 2019 compensation.

Eligible employees may elect to defer up to 50 percent of their base salary, up to 100 percent of their Short-Term Incentive Plan award, and up to 100 percent of the cash portion of their Performance Share Plan award. In addition, the Nonqualified Deferred Compensation Plan was amended to provide certain officers whose Pension Plan benefit and Nonqualified Pension Plans benefits were frozen with non-elective supplemental matching contributions equal to 6 percent of eligible compensation in excess of the Internal Revenue Code limit plus matching contributions, if any, lost under the 401(k) Retirement Savings Plan due to nondiscrimination test results and provides non-elective supplemental age and service points-based contributions that cannot be made to the 401(k) Retirement Savings Plan due to the Internal Revenue Code limit (“Supplemental Matching and Retirement Contributions”). It also provides supplemental target contributions equal to a percentage of compensation that may differ by executive, based on the executive’s current age and length of service with us, as determined by the plans’ actuary (“Supplemental Target Contributions”). Messrs. Evans, Kinzley, Iverson, Wevik and Keller received Supplemental Target Contributions of 20 percent, 17.5 percent, 8 percent, 8 percent and 8 percent, respectively.

The deferrals are deposited into hypothetical investment accounts where the participants may direct the investment of the deferrals as allowed by the plan. The investment options are the same as those offered to all employees in the 401(k) Retirement Savings Plan except for a fixed rate option, which was set at 1.56 percent in 2021. Investment earnings are credited to the participants’ accounts. Upon retirement, we will distribute the account balance to the participant according to the participant's distribution election. The participants may elect either a lump sum payment or annual or monthly installments over a period of years designated by the participant, but not to exceed 10 years. As of January 1, 2022, Messrs. Evans, Kinzley, Iverson, and Wevik are 100 percent vested in the plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table describes the potential payments and benefits under our compensation and benefit plans and arrangements to which our Named Executive Officers would be entitled upon termination of employment. Except for (i) certain terminations following a change in control (“CIC”), as described below, (ii) pro-rata payout of incentive compensation and the acceleration of vesting of equity awards upon retirement, death or disability, and (iii) certain pension and nonqualified deferred compensation arrangements described under Pension Benefits for 2021 and Nonqualified Deferred Compensation for 2021 above, there are no agreements, arrangements or plans that entitle the Named Executive Officers to severance, perquisites, or other enhanced benefits upon termination of their employment. Any agreements to provide other payments or benefits to a terminating executive officer would be in the discretion of the Compensation Committee.

The amounts shown below assume that such termination was effective as of December 31, 2021, and thus includes estimates of the amounts that would be paid out to our Named Executive Officers upon their termination. The table does not include amounts such as base salary, short-term incentives and stock awards that the Named Executive Officers earned due to employment through December 31, 2021 and distributions of vested benefits such as those described under Pension Benefits for 2021 and Nonqualified Deferred Compensation for 2021. The table also does not include a value for outplacement services because this would be a de minimis amount. The actual amounts to be paid can only be determined at the time of such Named Executive Officer’s separation from us.

		Cash Severance Payment	Incremental Retirement Benefit (present value)(2)	Continuation of Medical/ Welfare Benefits (present value)(3)	Acceleration of Equity Awards(4)	Total Benefits
Linden R. Evans
•	Retirement	$—	$—	$—	$588,877	$588,877
•	Death or disability	$—	$—	$—	$2,593,700	$2,593,700
•	Involuntary termination	$—	$—	$—	$—	$—
•	CIC	$—	$—	$—	$2,532,279	$2,532,279
•	Involuntary or good reason termination after CIC(1)	$4,898,619	$1,683,000	$121,100	$2,532,279	$9,234,998
Richard W. Kinzley
•	Retirement	$—	$—	$—	$171,494	$171,494
•	Death or disability	$—	$—	$—	$769,152	$769,152
•	Involuntary termination	$—	$—	$—	$—	$—
•	CIC	$—	$—	$—	$750,971	$750,971
•	Involuntary or good reason termination after CIC(1)	$1,543,600	$486,234	$43,700	$750,971	$2,824,505
Brian G. Iverson
•	Retirement	$—	$—	$—	$134,585	$134,585
•	Death or disability	$—	$—	$—	$602,535	$602,535
•	Involuntary termination	$—	$—	$—	$—	$—
•	CIC	$—	$—	$—	$588,164	$588,164
•	Involuntary or good reason termination after CIC(1)	$1,272,534	$281,600	$39,400	$588,164	$2,181,698
Stuart A. Wevik
•	Retirement	$—	$—	$—	$130,375	$130,375
•	Death or disability	$—	$—	$—	$593,385	$593,385
•	Involuntary termination	$—	$—	$—	$—	$—
•	CIC	$—	$—	$—	$579,530	$579,530
•	Involuntary or good reason termination after CIC(1)	$1,434,800	$202,300	$40,000	$579,530	$2,256,630
Erik D. Keller
•	Retirement	$—	$—	$—	$61,187	$61,187
•	Death or disability	$—	$—	$—	$456,731	$456,731
•	Involuntary termination	$—	$—	$—	$—	$—
•	CIC	$—	$—	$—	$456,867	$456,867
•	Involuntary or good reason termination after CIC(1)	$1,014,999	$217,547	$56,800	$456,867	$1,746,213
_______________
(1)The amounts reflected for involuntary or good reason termination after a change in control include the benefits a Named Executive Officer would receive in the event of a change in control as a sole event without the involuntary or good reason termination.

(2)Assumes that in the event of a change in control, Mr. Evans will receive an additional three years of credited and vesting service and the other Named Executive Officers will receive an additional two years of credited and vesting service towards the benefit accrual under their applicable retirement plans. For Messrs. Evans, Kinzley, Iverson, Wevik, this would be the Retirement Contributions and Nonqualified Deferred Compensation contributions. The benefits will immediately vest and payments will commence at the earliest eligible date unless the executive has elected a later date for the nonqualified plans. Because our Named Executive Officers are age 55 or older, they are already retiree eligible.

(3)Welfare benefits include medical coverage, dental coverage, life insurance, short-term disability coverage and long-term disability coverage. The calculation assumes that the Named Executive Officer does not take employment with another employer following termination, elects continued welfare benefits until age 55 or, if later, the end of the two year benefit continuation period (three years for Mr. Evans) and elects retiree medical benefits thereafter. Retirement is assumed to occur at the earliest eligible date.

(4)In the event of death or disability, the acceleration of equity awards represents the acceleration of unvested restricted stock and the assumed payout of the pro-rata share of the performance shares for the January 1, 2020 to December 31, 2022 and January 1, 2021 to December 31, 2023 performance periods. In the event of retirement, all unvested restricted stock is forfeited and the acceleration of equity awards represents only the pro-rata share of the performance shares and performance share units. We assumed a 45 percent payout of the performance shares for the January 1, 2020 to December 31, 2022 performance period and a 125 percent payout of target for the January 1, 2021 to December 31, 2023 performance period based on assumed target achievement of performance metrics for EPS and average cost to serve and, for relative total shareholder return, our Monte Carlo valuations at December 31, 2021.

In the event of a change in control or an involuntary or good reason termination after a change in control, the acceleration of equity awards represents the acceleration of unvested restricted stock and the payout of the pro-rata share of the performance share units calculated as if the performance period ended on December 31, 2021 for the January 1, 2020 to December 31, 2022, and January 1, 2021 to December 31, 2023 performance periods.

The valuation of the restricted stock was based upon the closing price of our common stock on December 31, 2021, and the valuation of the performance share units was based on the average closing price of our common stock for the last 20 trading days of 2021. Actual amounts to be paid out at the time of separation from us may vary significantly based upon the market value of our common stock at that time.

Payments Made Upon Termination. Regardless of the manner in which a Named Executive Officer’s employment terminates, he or his beneficiaries may be entitled to receive amounts earned during his term of employment. These include:
•accrued salary and unused vacation pay;
•amounts vested under the Pension Plan and Nonqualified Pension Plans;
•amounts vested under the Nonqualified Deferred Compensation Plan; and
•amounts vested under the 401(k) Retirement Savings Plan.

Payments Made Upon Retirement. In the event of retirement of a Named Executive Officer, in addition to the items identified above, he will also receive the benefit of the following:
•a pro-rata share of the performance shares for each outstanding performance period upon completion of the performance period; and
•a pro-rata share of the actual payout under the Short-Term Incentive Plan upon completion of the incentive period.

Payments Made Upon Death or Disability. In the event of death or disability of a Named Executive Officer, in addition to the items identified above for payments made upon termination, he will also receive the benefit of the following:
•accelerated vesting of restricted stock and restricted stock units;
•a pro-rata share of the performance shares for each outstanding performance period upon completion of the performance period; and
•a pro-rata share of the actual payout under the Short-Term Incentive Plan upon completion of the incentive period.

Payments Made Upon a Change in Control. Our Named Executive Officers have change in control agreements that terminate November 15, 2022. The renewal of the change in control agreements is at the discretion of the Compensation Committee and the Board of Directors. The change in control agreements provide for certain payments and other benefits to be payable upon a change in control and a subsequent termination of employment, either involuntary or for a good reason. In order to receive any payments under the agreements, the Named Executive Officer must sign a waiver and release of claims that includes a one-year non-competition clause and two-year non-solicitation and non-disparagement clauses.

A change in control is defined in the agreements as:
•an acquisition of 30 percent or more of our common stock, except for certain defined acquisitions, such as acquisition by employee benefit plans, us, any of our subsidiaries, or acquisition by an underwriter holding the securities in connection with a public offering thereof; or
•members of our incumbent Board of Directors cease to constitute at least a majority of the members of the Board of Directors, with the incumbent Board of Directors being defined as those individuals consisting of the Board of Directors on the date the agreement was executed and any other directors elected subsequently whose election was approved by the incumbent Board of Directors; or
•approval by our shareholders of:
-    a merger, consolidation, or reorganization;
-    liquidation or dissolution; or
-    an agreement for sale or other disposition of all or substantially all of our assets, with exceptions for transactions which do not involve an effective change in control of voting securities or Board of Directors membership, and transfers to subsidiaries or sale of subsidiaries; and
•all regulatory approvals required to effect a change in control have been obtained and the transaction constituting the change in control has been consummated.

In the change in control agreements, a good reason for termination that triggers payment of benefits includes:
•a material reduction of the executive’s authority, duties or responsibilities;
•a reduction in the executive’s annual compensation or any failure to pay the executive any compensation or benefits to which he or she is entitled;
•any material breach by us of any provisions of the change in control agreement;
•requiring the executive to be based outside a 50-mile radius from his or her usual and normal place of work; or
•our failure to obtain an agreement, satisfactory to the executive, from any successor company to assume and agree to perform under the change in control agreement.

Upon a change in control, an employment contract with Mr. Evans will become effective for a three-year period and for a two-year period for the other Named Executive Officers. During this time, the executive will receive annual compensation at least equal to the highest rate in effect at any time during the one-year period preceding the change in control and will also receive employment welfare benefits, pension benefits and supplemental retirement benefits on a basis no less favorable than those received prior to the change in control. Annual compensation is defined to include amounts which are includable in the gross income of the executive for federal income tax purposes, including base salary, targeted short-term incentive, targeted long-term incentive grants and awards, and matching contributions or other benefits payable under the 401(k) Retirement Savings Plan, but exclude restricted stock awards, performance units or stock options that become vested or exercisable pursuant to a change in control.

If a Named Executive Officer’s employment is terminated prior to the end of the covered time by us for cause or disability, by reason of the Named Executive Officer’s death, or by the Named Executive Officer without good reason, the Named Executive Officer will receive all amounts of compensation earned or accrued through the termination date. If the Named Executive Officer’s employment is terminated because of death or disability, the Named Executive Officer or his beneficiaries will also receive a pro rata bonus equal to 100 percent of the target incentive for the portion of the year served.

If Mr. Evans’ employment is terminated during the employment term (other than by reason of death) (i) by us other than for cause or disability, or (ii) by Mr. Evans for a good reason, then Mr. Evans is entitled to the following benefits:
•all accrued compensation and a pro-rata bonus (the same as Mr. Evans or Mr. Evans’ beneficiaries would receive in the event of death or disability discussed above);
•severance pay equal to 2.99 times Mr. Evans’ severance compensation defined as his base salary and short-term incentive target on the date of the change in control;
•continuation of employee welfare benefits for three years following the termination date unless Mr. Evans becomes covered under the health insurance coverage of a subsequent employer which does not contain any exclusion or limitation with respect to any preexisting condition of Mr. Evans or his eligible dependents;

•following the three-year period, Mr. Evans may elect to receive coverage under the employee welfare plans of the successor entity at his then-current level of benefits (or reduced coverage at his election) by paying the premiums charged to regular full-time employees for such coverage, and is eligible to continue receiving such coverage through the date of his retirement;
•three additional years of service and age will be credited to Mr. Evans’ retiree medical savings account and the account balance will become fully vested and he is eligible to use the account balance to offset retiree medical premiums at the later of age 55 or the end of the three year continuation period;
•three years of additional credited service under the Pension Restoration Plan and Pension Plan; and
•outplacement assistance services for up to six months.

If any other NEO’s employment is terminated during the employment term (other than by death) (i) by us other than for cause or disability, or (ii) by the NEO for a good reason, then the NEO is entitled to the following benefits:
•all accrued compensation and a pro-rata bonus (the same as the NEO or the NEO’s beneficiaries would receive in the event of death or disability discussed above);
•severance pay equal to two times the NEO’s severance compensation defined as the NEO’s base salary and short-term incentive target on the date of the change in control;
•continuation of employee welfare benefits for two years following the termination date unless the NEO becomes covered under the health insurance coverage of a subsequent employer which does not contain any exclusion or limitation with respect to any preexisting condition of the NEO or the NEO’s eligible dependents;
•following the two-year period, the NEO may elect to receive coverage under the employee welfare plans of the successor entity at his then-current level of benefits (or reduced coverage at the NEO’s election) by paying the premiums charged to regular full-time employees for such coverage, and is eligible to continue receiving such coverage through the date of his retirement;
•two additional years of service and age will be credited to the NEO’s retiree medical savings account and the account balance will become fully vested and the NEO is eligible to use the account balance to offset retiree medical premiums at the later of age 55 or the end of the two year continuation period;
•two years of additional credited service under the executives’ applicable retirement plans; and
•outplacement assistance services for up to six months.

The change in control agreements do not contain a benefit to cover any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986.

PAY RATIO FOR 2021

We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Evans, our Chief Executive Officer, in 2021.

Based on the information below for the fiscal year 2021 and calculated in a manner consistent with Item 402(u) of Regulation S-K, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 42:1.

Name	Year	Salary	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value(2)	All Other Compensation(3)	Total
Linden R. Evans	2021	$819,167	$2,238,529	$708,252	$—	$674,960	$4,440,908
Median Employee (1)	2021	$93,242	$—	$2,619	$—	$14,079	$109,940
_______________
(1)We identified our median employee based on the year-to-date total cash compensation actually paid as of October 4, 2020 to all of our employees, other than our CEO, who were employed on October 4, 2020. We are using the same median employee for 2021 because there has been no significant changes in our employee population or employee compensation arrangements.

(2)See Note 4 to our Summary Compensation Table for a description of how the values in the Change in Pension Value column are calculated.

(3)All Other Compensation includes 401(k) match, defined contributions, NQDC contributions, dividends on restricted stock and other personal benefits for Mr. Evans and the 401(k) match and defined contributions for the median employee.

PROPOSAL 4	APPROVAL OF THE BLACK HILLS CORPORATION AMENDED AND RESTATED 2015 OMNIBUS INCENTIVE PLAN

We are asking you to approve the proposed the Black Hills Corporation Amended and Restated 2015 Omnibus Incentive Plan, as further amended and restated as described below (the “Amended Plan”). The Black Hills Corporation 2015 Omnibus Incentive Plan (the “2015 Plan”) was adopted effective April 28, 2015 and last amended and restated on January 26, 2021. Our Board of Directors adopted, subject to shareholder approval, the Amended Plan, on February 24, 2022. If shareholder approval is obtained, the Amended Plan will become effective as of the date that the Board adopted the Amended Plan.

The Amended Plan makes the following material changes to the current 2015 Plan:
•Increases the number of shares of our Common Stock available for issuance under the Plan by 1,700,000 shares, to a total of 2,900,000 shares of Common Stock.
•Adds service providers such as consultants and advisors as eligible participants for enhanced flexibility in incentivizing service providers.
•Adds a limit on equity awards to any nonemployee director of $500,000 in grant date fair value in any year.
•Imposes, with certain limited exceptions, a vesting limitation, such that awards or portions of an award granted under the Amended Plan may vest no earlier than the first anniversary of the award’s grant date.
•Imposes vesting requirements on dividends and dividend equivalents for all awards other than for restricted stock.
•Sets forth default provisions for the treatment of awards in the event of a change in control, including automatic acceleration of vesting of awards other than performance-based awards. Vesting of performance-based awards will be pro-rated based on the number of months of the applicable performance period which have elapsed prior to the change in control and will be awarded at target level for all metrics other than total shareholder return, which will use the date of the change in control as the last day of the performance period.
•Prohibits the transferability of awards, other than by will, or by the laws of descent and distribution.
•Extends the term of the Amended Plan to February 24, 2032.

Equity-based incentive compensation is an important element of our executive compensation program. The purpose of the Amended Plan is to continue to provide a means whereby our employees, consultants, advisors and directors develop a sense of proprietorship and personal involvement in the development and financial success of Black Hills Corporation, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. It also provides a means through which we may attract and retain qualified employees upon whom the successful administration and management of the Company depends, and provide a means where they can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

The Amended Plan will amend and restate the 2015 Plan. Since the prior approval of the 2015 Plan, no further awards could be made under the 2005 Omnibus Incentive Plan (the "Prior Plan"), which remains in effect until all awards granted under the Prior Plan have been exercised, forfeited, canceled, or have otherwise expired or terminated.

In addition to certain best practices newly incorporated in the Amended Plan as described above, the Amended Plan continues to maintain the following best practices for equity-based compensation plans:

•No Liberal Share Counting - The Amended Plan expressly requires that: (i) settlement of a stock-settled stock appreciation rights (SARs) or “cashless” exercise of a stock option (or a portion thereof) shall reduce the number of shares available for grant by the entire number of shares subject to the award (or applicable portion thereof), even though a smaller number of shares will be issued upon such exercise; (ii) shares tendered or withheld to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation in connection with an award shall not again become available for grant; and (iii) shares purchased on the open market with cash proceeds generated by the exercise of an option shall not increase or replenish the number of shares available for grant.
•Limitations on Repricing - The Amended Plan expressly prohibits the Compensation Committee from repricing stock options and SARs, including through cancellation, exchange or buyout, without prior shareholder approval.
•No Discounted Stock Options or SARs - The Amended Plan expressly requires that all stock options and SARs be granted at an exercise price that is at least equal to 100 percent of the fair market value of the shares on the date of grant.

•No Liberal Change in Control Definition - The Amended Plan contains a definition of change in control whereby acceleration of awards will only occur in the event of a qualifying change in control transaction.
•Clawback Provision - The award agreement for any award granted under the Amended Plan will provide for the recapture or clawback of all or any portion of the award to comply with Company policy or applicable law in effect on the date of the award agreement, including, but not limited to, the final rules issued under the Dodd-Frank Act.
•No Evergreen Provision - The Amended Plan does not have an evergreen or similar provision, which provides for an automatic replenishment of shares available for grant.

The following is a summary of the principal features of the Amended Plan. The summary is qualified by reference to the full text of the Amended Plan which is attached to this proxy statement as Appendix A.

Summary of the Plan
Administration

The Amended Plan provides for administration by a Committee designated by the Board of Directors whose members meet the definition of non-employee director and outside director. Administration of the Amended Plan may be delegated to attorneys, consultants, accountants, agents, and other individuals, any of whom may be an employee.

Shares Available

Shares to be issued under the Amended Plan may be authorized but unissued shares of common stock or treasury stock. The maximum number of shares reserved for issuance under the Amended Plan is 2,900,000, subject to certain share counting provisions described below. The Committee will make appropriate adjustments to these limits in the event of certain changes in the capitalization of the Company.

The closing price of a share of the Company's common stock on February 18, 2022 was $69.01.

As of February 18, 2022, awards for 289,796 shares are outstanding under the 2015 Plan, comprised of full value shares. In addition, there are 215,733 shares of restricted stock outstanding that are already issued and are included in our total shares of common stock outstanding.

Share Counting

Any shares related to awards, including awards outstanding under the 2015 Plan [or the Prior Plan] after February 18, 2022, which terminate by expiration, forfeiture or cancellation may be reused for subsequent awards. If the option price of any option granted under the Amended Plan or the tax withholding requirements with respect to any award granted under the Amended Plan is satisfied by tendering shares, the tendered shares shall not again become available for grant under the Amended Plan. If a SAR is settled in stock, the full number of shares subject to the award will be counted against the Amended Plan.

Eligibility

Persons eligible to participate in this Plan include all employees, consultants, advisors and Directors. We currently have approximately 2,800 employees and ten non-management Directors. The selection of participants from eligible employees, consultants, advisors and Directors is within the discretion of the Committee.

Term

The Amended Plan has a term of ten years from the date of Board approval of the amendment and restatement unless terminated earlier by the Committee.

Grants Limits under the Plan

(a)    Incentive Stock Options. The maximum aggregate number of shares that may be granted in the form of Incentive Stock Options is 2,900,000 shares.

(b)    Non-Employee Director Awards. The grant date value of awards granted to an outside director may not exceed $500,000 per year.

Awards

Subject to the limits in the Amended Plan, the Committee has the authority to set the size and type of award and any vesting or performance conditions.

Stock Options. A stock option is the right to purchase shares of common stock at a future date at a specified price per share called the exercise price. The Committee may grant incentive stock options as defined in Section 422 of the Code and nonqualified stock options. Options shall be exercisable for such prices, shall expire at such times and shall have such other terms and conditions as the Committee may determine at the time of grant and as set forth in the award agreement, however the exercise price must be at least equal to 100 percent of the fair market value at the date of grant and the term shall not be longer than ten years, except in limited circumstances. The option price is payable in cash, by tendering previously acquired shares having an aggregate fair market value at the time of exercise equal to the total option price, by cashless exercise or any combination of the foregoing. No option may be repriced, replaced, or regranted through cancellation without shareholder approval (except in connection with a corporate event or transaction that changes the Company’s capitalization, such as a stock dividend or a stock split).

Stock Appreciation Rights. A Stock Appreciation Right (SAR) is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the exercise price. The Committee may grant SARs with such terms and conditions as the Committee may determine at the time of grant and as set forth in the award agreement. SARs granted under the Plan may be in the form of freestanding SARs, tandem SARs, or any combination of these forms of SARs. The grant price of a freestanding SAR shall be determined by the Committee and shall be specified in the award agreement, however, the grant price must be at least equal to 100 percent of the fair market value of a share on the date of grant and the term shall not be longer than ten years, except in limited circumstances. The grant price of tandem SARs shall equal the option price of the related option. SARs issued under the Plan may not be repriced, replaced, or regranted through cancellation without shareholder approval (except in connection with a corporate event or transaction that changes the Company’s capitalization, such as a stock dividend or a stock split).

Freestanding SARs may be exercised upon such terms and conditions as are imposed by the Committee and as set forth in the SAR award agreement. A tandem SAR may be exercised only with respect to the shares of our common stock for which its related option is exercisable.

Upon exercise of a SAR, a participant will receive the product of (a) the difference between the fair market value of a share on the date of exercise over the grant price and (b) the number of shares with respect to which the SAR is exercised. Payment upon exercise shall be in shares.

Restricted Stock or Restricted Stock Units. Restricted Stock or Restricted Stock Units may be granted in such amounts and subject to the terms and conditions as determined by the Committee at the time of grant and as set forth in the award agreement. A Restricted Stock award is an award of actual shares of common stock which are subject to certain restrictions for a period of time determined by the Committee. A Restricted Stock Unit is an award of hypothetical common stock units having a value equal to the fair market value of an identical number of shares of common stock. No shares of common stock are issued at the time an RSU is granted, and the Company is not required to set aside any funds for the payment of any RSU award. Because no shares are outstanding, the participant does not have any rights as a shareholder such as voting rights. The Committee may impose performance goals for Restricted Stock or Restricted Stock Units. The Committee may authorize the payment of dividends on the Restricted Stock and the accrual of dividends on the Restricted Stock Units during the restricted period.

Performance Units, Performance Shares and Cash-Based Awards. A performance-based award is an award of shares of common stock or units that are only earned if certain conditions are met. Performance Units, Performance Shares and Cash-Based Awards may be granted in such amounts and subject to such terms and conditions as determined by the Committee at the time of grant and as set forth in the award agreement. The Committee shall set performance goals, which, depending on the extent to which they are met, will determine the number and/or value of the Performance Units/Shares and Cash-Based Awards that will be paid out to the participant.

Participants shall receive payment of the value of Performance Units/Shares earned after the end of the performance period. Payment of Performance Units/Shares shall be made in cash, shares or a combination thereof that have an aggregate fair market value equal to the value of the earned Performance Units/Shares and Cash-Based Awards at the close of the applicable performance period as the Committee determines. Shares may be granted subject to any restrictions deemed appropriate by the Committee and the Committee may authorize the payment of dividend units with respect to dividends declared with respect to the shares.

The performance goals upon which the payment or vesting of an award to a covered employee that is intended to qualify as performance-based compensation may be based on one or more of the following:

(a)Net earnings or net income (before or after taxes);
(b)Earnings per share;
(c)Net sales or revenue growth;
(d)Net operating profit;
(e)Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);
(f)Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
(g)Earnings before or after taxes, interest, depreciation, and/or amortization;
(h)Gross or operating margins;
(i)Productivity ratios;
(j)Share price (including, but not limited to, growth measures and total shareholder return);
(k)Expense targets;
(l)Average cost to serve
(m)Margins;
(n)Operating efficiency;
(o)Market share;
(p)Customer satisfaction;
(q)Working capital targets;
(r)Internal rate of return or increase in net present value;
(s)Dividends paid;
(t)Price earnings ratio;
(u)Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); and
(v)Any other measure of performance as determined by the Committee.

Any performance measure(s) may be used to measure the performance of the Company, subsidiary, and/or affiliate as a whole or any business unit of the Company, subsidiary, and/or affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select performance measure (j) above as compared to various stock market indices. The Committee may provide for accelerated vesting of performance-based awards.

Other Awards. The Committee may grant other types of equity-based or equity-related awards not otherwise described by the terms of the Plan, in such amounts and subject to such terms and conditions, as the Committee shall determine. Such awards may be based upon attainment of performance goals established by the Committee and may involve the transfer of actual shares to participants, or payment in cash or otherwise of amounts based on the value of shares.

Termination of Service

Each award agreement shall set forth the participant’s rights with respect to each award following termination of employment with us or service on our Board of Directors; provided that a transfer of status to, or from, that of an employee, director, consultant or advisor shall not be considered a termination of service.

Change in Control

The Amended Plan provides for the automatic acceleration of vesting of awards other than performance-based awards, unless otherwise provided in an award agreement, upon a change in control. Unless otherwise provided in an award agreement, vesting of performance-based awards will be pro-rated based on the number of months of the applicable performance period which have elapsed prior to the change in control and will be awarded at target level for all metrics other than total shareholder return, which will use the date of the change in control as the last day of the performance period.

Minimum Vesting

The Amended Plan contains a minimum vesting requirement, subject to limited exceptions, that awards made pursuant to the Amended Plan may not vest earlier than the date that is one year following the grant date of the award. The limited exceptions allow the issuance of awards in an aggregate of up to 5% of the shares available to be granted without minimum vesting provisions, as well as the issuance of substitute awards. The Compensation

Committee has the authority to waive the one-year vesting restrictions upon the participant’s termination of service.

Transferability

Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and a participant’s rights shall be exercisable only by the participant. Notwithstanding the foregoing, an award may never be transferred for value.

Tax and Accounting Implications

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, limits the tax deductibility by a corporation of compensation in excess of $1 million paid to certain of its officers. Section 162(m) as in effect prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”) generally disallowed a tax deduction to public companies for compensation of more than $1 million paid in any taxable year to each “covered employee,” consisting of the CEO and the three other highest paid executive officers employed at the end of the year (other than the CFO). Performance-based compensation was exempt from this deduction limitation if the Company met specified requirements set forth in the Code and applicable Treasury Regulations. The Tax Reform Act changed the definition of "covered employees" to also include any person who served as CEO or CFO at any time during a taxable year, as well as any person who was ever identified as a covered employee in 2017 or any subsequent year.

For years beginning January 1, 2018, all compensation to covered employees has been subject to the $1,000,000 deduction limit unless it qualifies for transitional relief applicable to certain binding, written performance‑based compensation arrangements that were in place as of November 2, 2017. No assurance can be given that any compensation to covered employees will qualify for the transitional relief.

Section 409A of the Internal Revenue Code also affects the payments of certain types of deferred compensation to key employees and includes requirements relating to when payments under such arrangements can be made, acceleration of benefits, and timing of elections under such arrangements. Failure to satisfy these requirements will generally lead to an acceleration of the timing for including deferred compensation in an employee’s income, as well as certain penalties and interest.

Federal Income Tax Consequences

The following is a brief description of the principal federal income tax consequences, as of the date of this proxy statement, associated with the grant of awards under the Amended Plan. This summary is based on our understanding of present income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation. Furthermore, the following discussion does not address state or local tax consequences.

As a general rule, a participant will not recognize taxable income with respect to any award at the time of grant. If the participant receives a stock grant that is not subject to a substantial risk of forfeiture or if a participant who receives a restricted stock grant makes the election permitted by Section 83(b) of the Code, the participant will recognize income on the award at the time of grant.

Upon exercise of a nonqualified stock option, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment. The Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the stock option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a substantial risk of forfeiture or is transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the Code and the tax consequences described for nonqualified stock options will apply.

An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant.

Performance units and restricted stock unit awards generally result in income recognition by a participant at the time settlement of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. Stock appreciation right awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount paid in cash or the then-current fair market value of the shares received by the participant, as applicable. For each of these types of awards, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income.

The Patient Protection and Affordable Care Act, which became effective in 2010, introduced a new net investment income tax. Effective January 1, 2013, dividends paid to and capital gains recognized by individuals with incomes over certain threshold amounts may be subject to an additional 3.8 percent tax on net investment income.

Tax Consequences to the Company or Its Subsidiaries

To the extent that an employee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness and is an ordinary and necessary business expense.

Award Information

The amount, type and terms of grants to be made under the Amended Plan after the date of this proxy statement are not determinable at this time as they are within the discretion of Compensation Committee; however, information about grants made to our Named Executive Officers under the 2015 Plan in 2021 are set forth above in Grants of Plan-Based Awards Table for 2021, and similar information for prior years is included in the same table in prior years' proxy statements.

EQUITY COMPENSATION PLAN INFORMATION

The following table includes information as of December 31, 2021 with respect to our equity compensation plans. These plans include the 2005 Omnibus Incentive Plan and 2015 Omnibus Incentive Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	194,591 (1)	$— (1)	416,325 (2)
Equity compensation plans not approved by security holders	—	$—	—
Total	194,591	$—	416,325
_________________________
(1)    194,591 full value awards outstanding as of December 31, 2021, comprised of restricted stock units, performance shares, short-term incentive plan (STIP) units and Director common stock units. In addition, 218,453 shares of unvested restricted stock were outstanding as of December 31, 2021, which are not included in the above table because they have already been issued. We do not have any outstanding options, warrants and rights.

(2)    Shares available for issuance are from the 2015 Omnibus Incentive Plan. The 2015 Omnibus Incentive Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards and other stock based awards.

The Board of Directors recommends a vote FOR the approval of the Black Hills Corporation Amended and Restated 2015 Omnibus Incentive Plan.

TRANSACTION OF OTHER BUSINESS

Our Board of Directors does not intend to present any business for action by our shareholders at the meeting except the matters referred to in this proxy statement. If any other matters should be properly presented at the meeting, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with the recommendations of our Board of Directors.

SHAREHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

Shareholder proposals intended to be presented at our 2023 annual meeting of shareholders and considered for inclusion in our proxy materials must be received by our Corporate Secretary in writing at our executive offices at 7001 Mount Rushmore Road, P.O. Box 1400, Rapid City, South Dakota 57709, on or prior to November 17, 2022. Any proposal submitted must be in compliance with Rule 14a-8 of Regulation 14A of the Securities and Exchange Commission.

Additionally, a shareholder may submit a proposal or director nominee for consideration at our 2023 annual meeting of shareholders, but not for inclusion of the proposal or director nominee in our proxy materials, if the shareholder gives timely written notice of such proposal in accordance with Article I, Section 9 of our Bylaws. In general, Article I, Section 9 provides that, to be timely, a shareholder’s notice must be delivered to our Corporate Secretary in writing not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders.

Our 2023 annual meeting is scheduled for April 25, 2023. Ninety days prior to the first anniversary of this date will be January 26, 2023, and 120 days prior to the first anniversary of this date will be December 27, 2022. For business to be properly requested by the shareholder to be brought before the 2023 annual meeting of shareholders, the shareholder must comply with all of the requirements of Article I, Section 9 of our Bylaws, not just the timeliness requirements set forth above.

SHARED ADDRESS SHAREHOLDERS

In accordance with a notice sent to eligible shareholders who share a single address, we are sending only one annual report and proxy statement to that address unless we receive instructions to the contrary from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact Shareholder Relations at the below address.

Shareholder Relations
Black Hills Corporation
7001 Mount Rushmore Road
P.O. Box 1400
Rapid City, SD 57709
(605) 721-1700

Eligible shareholders of record receiving multiple copies of our annual report and proxy statement can request householding by contacting us in the same manner. Shareholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a separate copy of the annual report to shareholders, or proxy statement, as applicable, to our shareholders at a shared address to which a single copy of the document was delivered.

Please vote your shares by telephone, by the Internet or by promptly returning the accompanying form of proxy, whether or not you expect to be present at the annual meeting.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K (excluding exhibits) for the year ended December 31, 2021, which is required to be filed with the Securities and Exchange Commission, will be made available to shareholders to whom this proxy statement is mailed, without charge, upon written or oral request to Shareholder Relations, Black Hills Corporation, 7001 Mount Rushmore Road, P.O. Box 1400, Rapid City, SD 57709, Telephone Number: (605) 721-1700. Our Annual Report on Form 10-K also may be accessed through our website at www.blackhillscorp.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 26, 2022

Shareholders may view this proxy statement, our form of proxy and our 2021 Annual Report to Shareholders over the Internet by accessing our website at www.blackhillscorp.com. Information on our website does not constitute a part of this proxy statement.

By Order of the Board of Directors,

/s/ AMY K. KOENIG
Amy K. Koenig
Vice President - Governance, Corporate Secretary and Deputy General Counsel

Dated: March 17, 2022

APPENDIX A

Amended and Restated 2015 Omnibus Incentive Plan
Black Hills Corporation
(as amended and restated February 24, 2022)

Appendix A ‖ 1

Black Hills Corporation
Amended and Restated 2015 Omnibus Incentive Plan
Article 1    Establishment, Purpose, and Duration
1.1    Establishment. Black Hills Corporation, a South Dakota corporation (hereinafter referred to as the “Company”), established an incentive compensation plan known as the Black Hills Corporation 2015 Omnibus Incentive Plan effective April 28, 2015 (the “Original Effective Date”), as amended and restated, which is hereby further amended and restated as set forth in this document as of February 24, 2022 (hereinafter referred to as the “Plan”). The Plan, as amended and restated hereby, shall be effective upon approval of the Plan by the Company’s shareholders at the 2022 annual meeting of shareholders (the “Restatement Effective Date”).
This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.
This Plan shall remain in effect as provided in Section 1.3 hereof.
1.2    Purpose of this Plan. The purpose of this Plan is to provide a means whereby Employees and Directors of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.
1.3    Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Restatement Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of this Plan by the Board, or (b) the Restatement Effective Date.
1.4    Prior Plan. No further grants shall be made under the Prior Plan from and after the Original Effective Date of this Plan.
Article 2    Definitions
Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
2.1    “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company), that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.
2.2    “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.
2.3    “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.
2.4    “Award Agreement” means either (i) an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
Appendix A ‖ 2

2.5    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.6    “Board” or “Board of Directors” means the Board of Directors of the Company.
2.7    “Cash-Based Awards” means an Award granted to a Participant as described in Article 9 herein.
2.8    “Change in Control” or “Change of Control” maybe used interchangeably and shall mean, unless provided otherwise in an Award Agreement, any of the following events:
(a)    The acquisition in a transaction or series of transactions by any Person of Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the then outstanding shares of common stock of the Company; provided, however, that for purposes of this Plan, the following acquisitions will not constitute a Change in Control: (A) any acquisition by the Company; (B) any acquisition of common stock of the Company by an underwriter holding securities of the Company in connection with a public offering thereof; and (C) any acquisition by any Person pursuant to a transaction which complies with subsections (c)(i), (ii) and (iii);
(b)    Individuals who, as of December 31, 2014 are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened proxy contest involving the solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of any agreement intended to avoid or settle any actual or threatened proxy contest;
(c)    Consummation, following shareholder approval, of a reorganization, merger, or consolidation of the Company, or a sale or other disposition of all or substantially all of the assets of the Company (each a “Business Combination”), unless, in each case, immediately following such Business Combination, all of the following have occurred: (i) all or substantially all of the individuals and entities who were beneficial owners of shares of the common stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding shares of the entity resulting from the Business Combination or any direct or indirect parent corporation thereof (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one (1) or more subsidiaries) (the “Successor Entity”); (ii) no Person (excluding any Successor Entity or any employee benefit plan or related trust, of the Company or such Successor Entity) owns, directly or indirectly, thirty percent (30%) or more of the combined voting power of the then outstanding shares of common stock of the Successor Entity, except to the extent that such ownership existed prior to such Business Combination; and (iii) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination or any direct or indirect parent corporation thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such Business Combination; or
(d)    Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with subsections (c)(i), (ii), and (iii) above.
(e)    A Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock as a result of the acquisition of Common Stock by the Company which, by reducing the number of shares of Common stock then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Common Stock by the Company, and after such stock acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Common Stock which increases the percentage of the then outstanding Common Stock Beneficially Owned by the Subject Person, then a Change in Control shall occur.
(f)    A Change in Control shall not be deemed to occur unless and until all regulatory approvals required in order to effectuate a Change in Control of the Company have been obtained and the transaction constituting the Change in Control has been consummated.
Appendix A ‖ 3

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in this Section 2.8 unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.
2.9    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.
2.10    “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. All members of the Committee shall be independent in accordance with any applicable standards and/or regulations adopted by the New York Stock Exchange (or, if not listed on such exchange, on any other national securities exchange on which the Shares are listed). If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. With respect to any decision relating to an Insider, the Committee shall consist of two or more Directors who are disinterested within the meaning of Rule 16b-3.
2.11    “Company” means Black Hills Corporation, a South Dakota corporation, and any successor thereto as provided in Article 21 herein; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.
2.12    “Director” means any individual who is a member of the Board of Directors of the Company.
2.13    “Employee” means any person designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.
2.14    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.15    “Fair Market Value” or “FMV” shall be determined on the basis of the closing sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.
2.16    “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.
2.17    “Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.
2.18    “Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.
2.19    “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.
2.20    “Insider” shall mean an individual who is, on the relevant date, an officer, or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.
2.21    “Nonemployee Director” means a Director who is not an Employee.
2.22    “Nonemployee Director Award” means any NQSO, SAR, or Full Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.
Appendix A ‖ 4

2.23    “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
2.24    “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.
2.25    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.26    “Original Effective Date” has the meaning set forth in Section 1.1.
2.27    “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.
2.28    “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.
2.29    “Performance-Based Compensation” means any Award for which the vesting, or value of which at the time it is payable, is determined as a function of achievement of performance goals, including any such Cash-Based Award, Performance Share or Performance Unit.
2.30    “Performance Measures” means measures as described in Article 12 on which the performance goals are based.
2.31    “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.32    “Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
2.33    “Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
2.34    “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.
2.35    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.36    “Plan” means the Black Hills Corporation Amended and Restated 2015 Omnibus Incentive Plan.
2.37    “Plan Year” means the calendar year.
2.38    “Prior Plan” means the Black Hills Corporation 2005 Omnibus Incentive Compensation Plan dated May 25, 2005.
2.39    “Restatement Effective Date” has the meaning set forth in Section 1.1.
2.40    “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.
2.41    “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.
2.42    “Service-Provider” means an Employee, a Nonemployee Director, or any natural person who is a consultant or advisor, or is employed by a consultant or advisor retained by the Company or any Affiliate and/or Subsidiary, and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate and/or Subsidiary.
2.43    “Share” means a Share of common stock of the Company, $1.00 par value per Share.
2.44    “Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.
Appendix A ‖ 5

2.45    “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.
2.46    “Substitute Awards” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.
2.47    “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).
2.48    “Units” means a unit of measurement equivalent to one share of Common Stock, with none of the attendant rights of a shareholder of such share, (including among the rights which the holder of a Unit does not have are the right to vote such share and the right to receive dividends thereon), except to the extent otherwise specifically provided herein.
Article 3    Administration
3.1    General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.
3.2    Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, and, subject to Article 17, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.
3.3    Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.
Article 4    Shares Subject to this Plan and Maximum Awards
4.1    Number of Shares Available for Awards.
(a)    Maximum Shares Available Under the Plan. Subject to adjustment as provided in Section 4.3 herein, the maximum number of Shares available for issuance to Participants under this Plan is 2,900,000. The Shares to be delivered under the Plan may consist, in whole or in part, of authorized, but unissued Shares or treasury stock not reserved for any other purpose.
(b)    Limit on ISOs. Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under this Plan, the maximum number of Shares that may be issued pursuant to ISOs shall be 2,900,000 Shares.
Appendix A ‖ 6

(c)    Limit on Non-Employee Director Compensation. Subject to adjustment in Section 4.3 and subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, no Nonemployee Director may be granted Awards having a grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) in excess of $500,000 in any Plan Year.
(d)    Minimum Vesting Period. Awards that vest solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year (during which no portion of the Award may be scheduled to vest), and Awards whose grant or vesting is subject to the satisfaction of performance goals over a Performance Period shall be subject to a Performance Period of not less than one year. The foregoing minimum vesting and Performance Periods will not, however, apply in connection with (i) a Substitute Award that does not reduce the vesting period of the award being replaced, (ii) Awards made in payment of or exchange for other compensation already earned and payable, and (iii) outstanding, exercised and settled Awards involving an aggregate number of Shares not in excess of 5% of the Plan’s share reserved specified in Section 4.1(a). For purposes of Awards to Nonemployee Directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company’s shareholders to the date of the next annual meeting of the Company’s shareholders, provided that such vesting period may not be less than 50 weeks after grant. This Section 4.1(d) shall not restrict the right of the Committee to provide in an Award Agreement that such minimum vesting restrictions may lapse or be waived upon a Change in Control or a Participant’s termination of Service due to death, Disability, or retirement. Furthermore, this Section shall not restrict the right of the Committee to provide for the acceleration or continuation of the vesting or exercisability of an Award upon termination of Service, including, without limitation, due to death, Disability, retirement or a termination without cause.
4.2    Share Counting.
(a)    If an Award (or any award outstanding under the Prior Plan after February 28, 2015) terminates, expires, or lapses for any reason, the number of Shares subject to such Award shall again become available for the grant under the Plan.
(b)    If an Award is settled in cash, the Shares used to measure the value of the award, if any, shall not reduce the Shares available for grant under the Plan.
(c)    The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of a stock option (or a portion thereof) shall reduce the Shares available for grant by the entire number of Shares subject to the Award (or applicable portion thereof), even though a smaller number of Shares will be issued upon such an exercise.
(d)    Dividend equivalents paid in stock shall reduce the number of Shares available for grant by the number of Shares used to satisfy such dividend equivalent.
(e)    Shares tendered or withheld to pay the exercise price of an Option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an Award shall not again become available for grant under the Plan.
(f)    Shares purchased on the open market with cash proceeds generated by the exercise of an Option shall not increase or replenish the number of Shares available for grant under the Plan.
(g)    Shares subject to Substitute Awards shall not be counted against the Shares available for grant under the Plan.
4.3    Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.
Appendix A ‖ 7

Subject to the provisions of Article 17, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the ISO rules under Code Section 422, where applicable.
Article 5    Eligibility and Participation
5.1    Eligibility. Individuals eligible to participate in this Plan include all Service-Providers.
5.2    Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.
    5.3    Status as Service-Provider. A Service-Provider’s service shall be deemed to have terminated either upon an actual cessation of providing services to the Company or any Affiliate and/or Subsidiary or upon the entity to which the Service Provider provides services ceasing to be an Affiliate and/or Subsidiary. Except as otherwise provided in this Plan or any Award Agreement, status as a Service-Provider shall not be deemed terminated for purposes of determining continued vesting or other rights in Awards in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates and/or Subsidiaries in any Service-Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate and/or Subsidiary in any Service-Provider capacity.
Article 6    Stock Options
6.1    Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Section 422). However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A, may only be granted Options to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.
6.2    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.
6.3    Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee, in its discretion, and shall be specified in the Award Agreement; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of ISOs, Code Section 424).
6.4    Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, the Committee may provide in the terms of a NQSO (either at grant or by subsequent modification) that, to the extent consistent with Code Section 409A, in the event that on the last business day of the term of a NQSO (i) the exercise of the NQSO is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the NQSO shall be extended for a period of not more than thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement. Notwithstanding the foregoing, for NQSOs granted to Participants outside the United States, the Committee has the authority to grant NQSOs that have a term greater than ten (10) years.
6.5    Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
6.6    Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
Appendix A ‖ 8

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either:
(a)    in cash or its equivalent;
(b)    by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price and are free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares;
(c)    by a combination of (a) and (b); or
(d)    any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, a cashless (broker-assisted) exercise.
Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.
6.7    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.
6.8    Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.
6.9    Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.
Article 7    Stock Appreciation Rights
7.1    Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A, may only be granted SARs to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.
Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.
The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of ISOs, Code Section 424). The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.
7.2    SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.
Appendix A ‖ 9

7.3    Term of SAR. The term of a SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.
7.4    Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
7.5    Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.
Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.
7.6    Settlement of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)    The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by
(b)    The number of Shares with respect to which the SAR is exercised.
The payment upon SAR exercise shall be in Shares.
7.7    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
7.8    Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.
Article 8    Restricted Stock and Restricted Stock Units
8.1    Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine.
8.2    Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.
8.3    Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.
To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
Appendix A ‖ 10

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.
8.4    Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:
The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in this Plan and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Black Hills Corporation.
8.5    Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
8.6    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
8.7    Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.
Article 9    Performance Units, Performance Shares and Cash-Based Awards
9.1    Grant of Performance Units, Performance Shares, and Cash-Based Awards. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units, Performance Shares, and/or Cash-Based Awards to Participants in such amounts and upon such terms as the Committee shall determine.
9.2    Value of Performance Units, Performance Shares, and Cash-Based Awards. Each Performance Unit shall be expressed as a number of Units based on Shares, each Performance Share shall be expressed as a number of Shares and each Cash-Based Award shall be expressed as a dollar value, in each case as determined by the Committee. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units, Performance Shares or Cash-Based Awards that will be paid out to the Participant.
9.3    Earning of Performance Units, Performance Shares and Cash-Based Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units, Performance Shares or Cash-Based Awards shall be entitled to receive payout on the value and number of Performance Units, Performance Shares or Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
9.4    Form and Timing of Payment of Performance Units, Performance Shares, and Cash-Based Awards. Payment of earned Performance Units, Performance Shares or Cash-Based Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units, Performance Shares or Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units, Performance Shares, or Cash-Based Awards at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
Appendix A ‖ 11

9.5    Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units, Performance Shares, and/or Cash-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units, Performance Shares, or Cash-Based Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
Article 10    Other Stock-Based Awards
10.1    Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
10.2    Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or Units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.
10.3    Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.
10.4    Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Participant, but need not be uniform among all Awards of Other Stock-Based Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
Article 11    Transferability of Awards
Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant. Notwithstanding the foregoing, an Award may never be transferred for value (as defined in the General Instructions to Form S-8).
Article 12    Performance Awards
12.1    Performance Measures. For each Award of Performance-Based Compensation, the Committee shall, not later than 90 days after the beginning of each performance period, (i) designate all Participants for such performance period and (ii) establish the objective performance factors for each Participant for that performance period on the basis of one or more of the performance goals, the outcome of which is substantially uncertain at the time the Committee actually establishes the performance goal. The Committee shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period less than 12 months, in no event shall a performance goal be considered to be pre-established if it is established after 25 percent of the performance period (as scheduled in good faith at the time the performance goal is established) has elapsed.
The performance goals upon which the payment or vesting of an Award may be based on one or more of the following:
(a)    Net earnings or net income (before or after taxes);
(b)    Earnings per share;
(c)    Net sales or revenue growth;
(d)    Net operating profit;
Appendix A ‖ 12

(e)    Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);
(f)    Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
(g)    Earnings before or after taxes, interest, depreciation, and/or amortization;
(h)    Gross or operating margins;
(i)    Productivity ratios;
(j)    Share price (including, but not limited to, growth measures and total shareholder return);
(k)    Expense targets;
(l)    Average cost to serve;
(m)    Margins;
(n)    Operating efficiency;
(o)    Market share;
(p)    Customer satisfaction;
(q)    Working capital targets;
(r)    Internal rate of return or increase in net present value;
(s)    Dividends paid;
(t)    Price earnings ratio;
(u)    Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); and
(v)    Any other measure of performance as determined by the Committee.
Any Performance Measure(s) may be used to measure the performance of (i) the Company, Subsidiary, and/or Affiliate as a whole, (ii) any business unit of the Company, Subsidiary, and/or Affiliate, or (iii) the individual Participant, or any combination thereof, as the Committee may deem appropriate, or any of the Performance Measures expressed in absolute amounts or as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.
12.2    Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any specified unusual or nonrecurring events that occur during a Performance Period, such as:
(a)    Asset write-downs;
(b)    Litigation or claim judgments or settlements;
(c)    The effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results;
(d)    Any reorganization and restructuring programs;
(e)    Extraordinary, nonrecurring, or other items that are not indicative of on-going operations;
Appendix A ‖ 13

(f)    Acquisitions or divestitures; and
(g)    Foreign exchange gains and losses.
Following the close of each Performance Period and prior to payment of any amount to a Participant with respect to an Award, the Committee shall certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that performance period are to be based.
12.3    Adjustment of Performance-Based Compensation Payments and Committee Discretion. The Committee may adjust any Award payments upward or downward, either on a formula or discretionary basis or any combination, as the Committee determines. In addition, the Committee shall have sole discretion to alter the Performance Measures.
Article 13    Nonemployee Director Awards
Nonemployee Directors may only be granted Awards under the Plan in accordance with this Article 13 and which shall not be subject to management’s discretion. From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Nonemployee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis. In determining Awards for any Nonemployee Directors, the Board may consider, among other things: the number of committees of the Board on which a Nonemployee Director serves, service of a Nonemployee Director as the chair of a Committee of the Board, service of a Nonemployee Director as Chairman of the Board, or the first selection or appointment of an individual to the Board as a Nonemployee Director. Subject to the limits set forth in Section 4.1(c) and the foregoing, the Board shall grant such Awards to Nonemployee Directors and any Nonemployee Chairman of the Board, and grant New Nonemployee Director Awards, as it shall from time to time determine.
Article 14    Dividends and Dividend Equivalents
The Committee may grant dividends or dividend equivalents based on the dividends declared on Shares that are subject to any Award except for Options and SARs. The dividends or dividend equivalents may be credited as of the dividend payment dates, during the period between the date the Award is granted and the date the Award vests; provided, however, any dividend or dividend equivalent awarded in connection with an Award other than an Award of Restricted Stock, shall be subject to the same restrictions and risk of forfeiture as the Units, Shares or other Share equivalents to which such dividends or dividend equivalents relate and shall not be paid unless and until the Award is earned. The dividends or dividend equivalents may be subject to any additional limitations and/or restrictions determined by the Committee. Dividend equivalents shall be converted to cash or additional Shares by such formula and at such time as may be determined by the Committee.
Article 15    Beneficiary Designation
Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid or exercised by the Participant’s executor, administrator, or legal representative.
Article 16    Rights of Participants
16.1    Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.
Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.
16.2    Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
Appendix A ‖ 14

16.3    Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
Article 17    Change in Control
17.1    Acceleration.  Unless otherwise provided in an applicable Award Agreement, the following provisions shall apply to outstanding Awards in the event of a Change in Control. All outstanding Awards, other than Performance Shares and Performance Units, shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights, immediately prior to the effective time of the Change in Control, provided that the Participant’s service has not terminated prior to such date. Performance Shares and Performance Units shall vest in the number of Shares determined as follows, immediately prior to the effective time of the Change in Control: (i) the number of Units earned under the Award, which shall be determined by (A) assuming that the performance goals, other than for a relevant total shareholder return goal, are achieved at the target level as set forth in the Award Agreement, and (B) calculating the relevant total shareholder return goal achievement by using the date of the Change in Control instead of the date of the end of the Performance Period as reference for determining the average closing price on the applicable stock exchange for the applicable number trading days immediately prior to the end of the Performance Period; multiplied by (ii) a fraction, the numerator of which is the number of full months of employment during the Performance Period (ending on the effective date of the Change in Control) and the denominator is the total number of months in the applicable Performance Period. The exercise of any Option or SAR Award whose exercisability is accelerated as provided in this Section 17.1 shall be conditioned upon the consummation of the Change in Control and shall be effective only immediately before such consummation.
17.2    Termination of Awards. Effective upon the consummation of a Change in Control, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are assumed or continued in connection with the Change in Control.
17.3    Continuation, Assumption or Replacement of Awards.  In the event of a Change in Control, the surviving or successor entity (or its corporate parent) may continue, assume or replace Awards outstanding as of the date of the Change in Control (with such adjustments as may be required or permitted by Section 4.3), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards.  For purposes of this Section 17.3, an Award shall be considered assumed or replaced if, in connection with the Change in Control and in a manner consistent with Code Section 409A (and Code Section 424 if the Award is an ISO), either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Change in Control, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Change in Control and contains terms and conditions that are substantially similar to those of the Award.
17.4    Dissolution or Liquidation.  Unless otherwise provided in an applicable Award Agreement, in the event of a proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  An Award will terminate immediately prior to the consummation of such proposed action.
17.5    Discretion. The Committee will not be required to treat all Awards similarly in the event of a Change in Control, and may include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.
Article 18    Amendment, Modification, Suspension, and Termination
18.1    Amendment, Modification, Suspension, and Termination. Subject to Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.3, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel, exchange, buyout or surrender outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs.
Appendix A ‖ 15

18.2    Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
18.3    Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 18.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.
18.4    Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.
Article 19    Withholding
19.1    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount equal to the tax withholding obligations to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld (but not to exceed the maximum individual statutory tax rate in each applicable jurisdiction) with respect to any taxable event arising as a result of this Plan.
19.2    Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
Article 20    Successors
All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 21    General Provisions
21.1    Forfeiture Events and Clawbacks.
(a)    The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.
(b)    If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.
Appendix A ‖ 16

Notwithstanding any provision of the Plan to the contrary, the Committee shall include provisions calling for the recapture or clawback of all or any portion of an Award to the extent necessary to comply with Company policy or applicable law in effect on the date of the Award Agreement, including, but not limited to, the final rules issued by the Securities and Exchange Commission and the NYSE pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumers Protection Act. The Committee also may include other clawback provisions in the Award Agreement as it determines to be appropriate. By accepting an Award, each Participant agrees to be bound by, and comply with, the terms of any such recapture or clawback provisions and with any Company request or demand for recapture or clawback.
21.2    Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
21.3    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
21.4    Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
21.5    Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
21.6    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:
(a)    Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b)    Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
21.7    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
21.8    Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
21.9    Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:
(a)    Determine which Affiliates and Subsidiaries shall be covered by this Plan;
(b)    Determine which Employees and/or Directors outside the United States are eligible to participate in this Plan;
(c)    Modify the terms and conditions of any Award granted to Employees and/or Directors outside the United States to comply with applicable foreign laws;
(d)    Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices; and
(e)    Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Appendix A ‖ 17

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
21.10    Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
21.11    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any person acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
21.12    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
21.13    Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee Annual Incentive Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
21.14    No Deferred Compensation. No deferral of compensation (as defined under Code Section 409A or guidance thereto) shall be permitted under this Plan. However, the Committee may permit deferrals of compensation pursuant to a separate plan or a subplan which meets the requirements of Code Section 409A and the regulations thereunder. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A, the regulations thereunder, and/or the Secretary of the United States Treasury.
21.15    Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
21.16    No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.
21.17    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of South Dakota, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of South Dakota, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.
21.18    Indemnification. Subject to requirements of South Dakota law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by the individual in connection with or resulting from any claim, action, suit, or proceeding to which the individual may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by the individual in settlement thereof, with the Company’s approval, or paid by the individual in satisfaction of any judgment in any such action, suit, or proceeding against the individual, provided the individual shall give the Company an opportunity, at its own expense, to handle and defend the same before the individual undertakes to handle and defend it on the individuals own behalf, unless
Appendix A ‖ 18

such loss, cost, liability, or expense is a result of the individuals own willful misconduct or except as expressly provided by statute.
The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individual may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Appendix A ‖ 19

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BLACK HILLS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, April 26, 2022

9:30 a.m., Local Time

Horizon Point
Company’s Corporate Headquarters
7001 Mount Rushmore Road
Rapid City, SD 57702

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and our 2022 Annual Report to Shareholders are available at www.blackhillscorp.com.

____________________________________________________________________________________________________

Black Hills Corporation
7001 Mount Rushmore Road, Rapid City, SD 57702	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 26, 2022.

The undersigned hereby appoints Linden R. Evans, Brian G. Iverson and Richard W. Kinzley, and each of them, with full power of substitution, to vote all shares of the undersigned at the Annual Meeting of Shareholders to be held at 9:30 a.m., local time, April 26, 2022, at Horizon Point, the Company’s corporate headquarters, 7001 Mount Rushmore Road, Rapid City, SD 57702, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith.

Your vote is important! Ensure that your shares are represented at the meeting.

Either (1) submit your proxy by touchtone telephone, (2) submit your proxy by Internet, or (3) mark, date, sign, and return this proxy in the envelope provided. If no directions are given, properly executed proxies will be voted in accordance with the Board of Directors’ recommendation on all matters listed on this proxy, and at their discretion on any other matters that may properly come before the meeting.

See reverse for voting instructions.

COMPANY #
VOTE BY INTERNET, TELEPHONE OR MAIL
24 HOURS A DAY, 7 DAYS A WEEK

Your phone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET/MOBILE — www.proxypush.com/bkh
Use the Internet to vote your proxy until 11:59 p.m. (CT) on April 25, 2022.

VOTE BY PHONE— 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on April 25, 2022.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by internet or by phone, you do NOT need to mail back your Proxy Card.

The Board of Directors Recommends a Vote FOR the Nominees in Item 1 and FOR Items 2, 3 and 4.

1.	Election of Directors:	01 Kathleen S. McAllister	Vote FOR ☐	Vote WITHHELD ☐
		02 Robert P. Otto	all nominees	from all nominees
		03 Mark A. Schober	(except as marked)

(Instructions: To cumulate votes for any indicated nominee for election to the nominee's class, write the number(s) of the nominee(s) and the number of shares for such nominee in the box provided to the right.)

		For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP to serve as Black Hills Corporation’s independent registered public accounting firm for 2022.

		For	Against	Abstain
3.	Advisory resolution to approve executive compensation.

		For	Against	Abstain
4.	Approval of the Black Hills Corporation Amended and Restated 2015 Omnibus Incentive Plan.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE NOMINEES IN ITEM 1 AND FOR ITEMS 2, 3 AND 4.

Address change? Mark Box	☐
Indicate changes below:		Date ___________________________________________

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.